                                                                    EXHIBIT 10.2


Exh. 10.2   CREDIT AGREEMENT
            ----------------

                  THIS CREDIT AGREEMENT (the "Agreement") is made as of October 17, 1997, by and among MARITRANS TANKERS INC., a Delaware corporation with chief executive offices at Fort Mifflin Road, Philadelphia, PA 19153 ("Borrower"), MARITRANS INC., a Delaware corporation with chief executive offices at One Logan Square, 26th Floor, Philadelphia, PA 19103 ("Guarantor"), and MELLON BANK, N.A., a national banking association with offices at Mellon Bank Center, 1735 Market Street, Philadelphia, PA 19103 ("Bank").

                                   RECITALS:
                                   --------
                  WHEREAS, the Borrower and the Guarantor have requested that Bank provide to the Borrower a revolving credit facility in the initial aggregate principal amount of up to Thirty-Three Million and 00/100 Dollars ($33,000,000) (hereinafter referred to as the "Loan") pursuant to the terms, conditions and provisions hereinafter stated; and

                  WHEREAS, this Agreement is entered into in order to effect the desires of the Borrower, Guarantor and Bank, and the lending of such sum is subject to the terms, conditions, covenants, warranties and representations mentioned or set forth in this Agreement and the documents taken pursuant to this Agreement;

                  NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and each party hereto intending to be legally bound hereby, it is hereby agreed by and among the parties hereto as follows:


                                   ARTICLE I

                              Definition of Terms
                              -------------------
                  Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the

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



respective meanings indicated below:

                  "1991 Financing" means any extensions of credit made or to be made by Bank to Maritank Philadelphia Inc. or Guarantor or any of their affiliates under or in connection with that certain Loan and Security Agreement dated as of June 27, 1991 among Bank, Guarantor, Maritank Inc. and others, as amended from time to time

                  "Advance" means an advance by Bank of all or any portion of the Loan proceeds, including both initial advances and subsequent advances made before or after one or more repayments.

                  "Affiliate" of any Person means any Person which directly or indirectly, controls, is controlled by or is under common control with, such Person.

                  "Agreement" means this Credit Agreement, as the same may be amended or supplemented from time to time.

                  "Authorized Financial Officer" means the Chairman of the Board of Directors, President, chief financial officer, Treasurer, Assistant Treasurer or Controller, from time to time, of the Borrower or Guarantor as the case may be. Bank shall have no duty to verify the identity of any person giving telephonic notice or instructions who represents himself or herself to be an Authorized Financial Officer, or to examine for genuineness any signature purporting to be the signature of an Authorized Financial Officer.

                  "Bank's Counsel" means Stradley, Ronon, Stevens & Young, LLP, Philadelphia, Pennsylvania.

                  "Borrowing" means the borrowing hereunder consisting of the Loan made to the Borrower by the Bank under this Agreement and the Note.

                  "Business Day" means a day other than a Saturday, Sunday, or legal holiday or a day on which banking institutions doing business in the City of Philadelphia or the Bank is authorized or required to close.

                  "Cash" shall mean unrestricted cash and cash equivalents.

                  "CERCLA" shall have the meaning set forth in Section 5.20.

                  "Charter" means, as to each Vessel, that certain Bareboat Charter between Borrower and Partners which is being entered into contemporaneously with Borrower's acquisition of the Vessel, and "Charters" means all of them.

                  "Charterer" shall mean Partners and its successors and assigns under any of the Charters.

                  "Chevron Agreement" means that certain Memorandum of Agreement dated October 10, 1997 between/among Maritrans Tankers Inc. and Chevron Shipping Company relating to the purchase of either or both of the Vessels CHEVRON OREGON and CHEVRON LOUISIANA.

                  "Closing" shall mean the First Closing or the Second Closing, as the case may be.

                  "Closing Date" shall mean the First Closing Date or the Second Closing Date, as the case may be.

                  "CMLTD" shall mean an amount equal to the installments of principal payable in respect of all Funded Indebtedness during the Four-Quarter Period beginning immediately after the relevant Measuring Date (excluding balloon payments which may come due under this Agreement or with respect to the 1991 Financing).

                  "COFR" means one or more Certificates of Financial Responsibility for each Vessel which are issued by the United States Coast Guard and required to be carried aboard the Vessel.

                  "Collateral" collectively means (i) the collateral covered by each Vessel Mortgage, or intended to be, and (ii) all other collateral security which may at any time secure the Obligations.

                  "Consolidated" means, with reference to any item, such item of the Guarantor or Borrower, as applicable, or, if the Guarantor or Borrower, as applicable, shall have any Subsidiary or Subsidiaries which are consolidated for financial reporting purposes on the date or for the period as or with respect to which a determination is made, of the Guarantor or Borrower, as applicable and such Subsidiary or Subsidiaries, on a Consolidated basis.

                  "Contractual Obligations" means all indebtedness for borrowed money, all liabilities for the deferred payment of the purchase price of property, and all other obligations and liabilities for the payment of money which are not cancelable by the appropriate Person on notice of ninety (90) days or less without liability for further payment other than nominal penalty, including, but not limited to, obligations evidenced by promissory notes, chattel paper, leases, or other contractual obligations, and included within such liability or obligation for the payment of money and unpaid balance or the maximum aggregate potential obligations thereon.

                  "Controlled Group Member" means any entity which is a member of a group of separate entities which, in conjunction with Borrower or Guarantor, either alone or in conjunction with one or more other entities, is, or has been, treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  "Corresponding Source of Funds" shall mean the proceeds of hypothetical issuances by the Bank of one or more sales by the Bank of funds at the LIBOR Rate at the beginning of the Euro-Rate Interest Period for such Portion, in each case having maturities approximately equal to such Euro-Rate Interest Period and in an aggregate amount approximately equal to such Portion.

                  "Coverage Ratio" shall mean, for the Borrower or Guarantor as the case may be (the "Measured Entity"), as of the Measuring Date in question:

         I.       IN THE CASE OF GUARANTOR
                  ------------------------
         The quotient obtained by dividing EBITDA of Guarantor on a Consolidated basis by the sum of the following:

         (a) Guarantor's Prior Period Interest (on a Consolidated basis), plus

         (b)      CMLTD of Guarantor (on a Consolidated basis)

         -- which may also be expressed by the following formula:


                  Coverage Ratio            =                 EBITDA
                                                  -----------------------------
                                                  Prior Period Interest + CMLTD

         II.      IN THE CASE OF BORROWER
                  -----------------------
         The quotient obtained by dividing Borrower's EBITDA by Borrower's Prior Period Interest

         -- which may also be expressed by the following formula:


                  Coverage Ratio            =                 EBITDA
                                                   ----------------------------
                                                      Prior Period Interest

                  "Current Date" means a date not more than five (5) calendar days prior to the Closing Date.

                  "Debt" means (i) all indebtedness for the repayment of money borrowed whether or not represented by bonds, debentures, notes or other securities, (ii) all deferred indebtedness for the payment of the purchase price of property, services or assets purchased (except for accounts payable incurred in the ordinary course of business and having an original due date not more than 180 days from the date the account payable was created), (iii) all indebtedness under any lease which, under GAAP, is required to be capitalized for balance sheet purposes, (iv) all guarantees, endorsements, assumptions or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, specifically including, but not limited to, any and all guarantees, endorsements, assumptions or other contingent obligations,
(v) all indebtedness secured by any Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, and (vi) all reimbursement obligations under or in respect to letters of credit, but only to the extent of amounts actually drawn under one or more letters of credit; provided, however, that indebtedness, liability or an obligation of a character included within the meaning of more than one of the foregoing classifications shall not be included under more than one of such classifications.

                  "Debtor Relief Laws" means applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

                  "Default" means the occurrence of any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

                  "Default Rate" means a rate of interest at a per annum rate equal to the Prime Rate plus two percent (2.00%) per annum.

                  "Documentation Center" means the National Vessel Documentation Center of the U.S. Coast Guard, or any office designated by the U.S. Coast Guard for recording of preferred ship mortgages such as any of the Vessel Mortgages.

                  "Dollars" or the numismatic symbol "$" means lawful money of the United States of America.

                  "EBITDA" for any period means Consolidated earnings for such period, before interest, taxes, depreciation and amortization.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

                  "Euro-Rate" shall mean, with respect to each proposed Euro-Rate Interest Period, the rate per annum determined by the Bank by dividing

                  (1)      the LIBOR Rate by

                  (2) a number equal to 1.00 minus the Euro-Rate Reserve Percentage (as defined below, but only to the extent reserves are incurred).

                  The "Euro-Rate" may also be expressed by the following formula:


                  Euro-Rate         =    [              LIBOR Rate           ]
                                         -------------------------------------
                                         [1.00 - Euro-Rate Reserve Percentage]



                  "Euro-Rate Business Day" shall mean a day which is both a Business Day and a day for dealings in deposits in Dollars by and among banks in the London interbank market.

                  "Euro-Rate Interest Period" shall mean a period of 1, 2, 3, or 6 months; provided, however, that (i) each Euro-Rate Interest Period shall begin on a Euro-Rate Business Day, (ii) no Euro-Rate Interest Period shall extend beyond October 17, 2000, (iii) any Euro-Rate Interest Period that would otherwise end on a day that is not a Euro-Rate Business Day shall be extended to the next succeeding Euro-Rate Business Day unless such Euro-Rate Business Day falls in another calendar month in which case such Euro-Rate Interest Period shall end on the next preceding Euro-Rate Business Day, and (iv) any Euro-Rate Interest Period that begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in a subsequent calendar month during which such Euro-Rate Interest Period is to end shall, subject to clause
(iii) above, end on the last day of such subsequent calendar month.

                  "Euro-Rate Option" means the sum of (1) a fixed rate per annum equal to the Euro-Rate determined two Euro-Rate Business Days prior to the first day of a Euro-Rate Interest Period and (2) any applicable Margin.

                  "Euro-Rate Reserve Percentage" means, for any day, the maximum effective percentage (expressed as a decimal and rounded upward to the nearest 1/100th of 1%), as determined in good faith by the Bank (which determination shall be conclusive), which is in effect as of such day as prescribed in Regulation D of the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements, but only to the extent that such reserves are actually required to be and are, in fact, maintained by the Bank on such day) applicable to the Bank in respect of Eurocurrency Liabilities (as defined in such Regulation D).

                  "Event of Default" has the meaning provided in Article VII hereof.

                  "First Closing" means the exchange of the various documents and instruments by the parties hereto on the First Closing Date which are required to be exchanged on the First Closing Date to consummate the First Loan and related transactions in accordance with this Agreement.

                  "First Closing Date" means the date on which each of the conditions to the making of advances by the Bank on account of the First Loan shall have first occurred, or such other date as may be agreed upon and designated as such by Borrower and Bank in writing.

                  "Four-Quarter Period" shall mean any period consisting of four consecutive fiscal quarters of the Measured Entity, even if such fiscal quarters pre-date the date of this Agreement. For the purpose of this definition, each fiscal quarter shall be included in four separate Four-Quarter Periods. For example, the fiscal quarter ended March 31, 1998 shall be included in each of the Four-Quarter Periods ended or ending (A) March 31, 1998, (B) June 30, 1998,
(C) September 30, 1998, and (D) December 31, 1998.

                  "Funded Debt/EBITDA Ratio" shall mean, for the Guarantor, as of a date (the "Measuring Date") which is the end of each Four-Quarter Period, the quotient obtained by dividing (1) the total Funded Indebtedness of the Guarantor on a Consolidated basis as of such Measuring Date by (2) Guarantor's EBITDA for the Four-Quarter Period ending on the Measuring date.

                  "Funded Indebtedness" of a person at any time shall mean all Indebtedness (including the current portion thereof) of such person which would at such time be classified in whole or part as a long-term liability of such person in accordance with GAAP and shall also and in any event include (i) any Indebtedness having a final maturity more than one year from the date of creation of such Indebtedness and (ii) any Indebtedness, regardless of its term, which is renewable or extendable by such person (pursuant to the terms thereof or pursuant to a revolving credit or similar agreement or otherwise) to a date more than one year from such date or more than one year from the date of creation of such Indebtedness.

                  "FWPCA" shall have the meaning set forth in Section 5.20.
                   -----

                  "GAAP" means:
                   ----

                  (a) Generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis from year to year (except for changes in application in which the Borrower's independent certified public accountants concur), applied both to classification of items and amounts. The statements, principles, policies and requirements of the Financial Accounting Standards Board and, to the extent consistent therewith, of the Securities and Exchange Commission, in effect at any time in question, shall presumptively be deemed to reflect generally accepted accounting principles at such time.

                  (b) If any change in GAAP (as reflected in the statements, principles, policies and requirements of the Financial Accounting Standards Board, as opposed to a change in Borrower's or its accountants' or auditor's application or interpretation of GAAP) (hereinafter, a "Change in GAAP") after the date of this Agreement shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the opinion of the Borrower would likely occur which would not have occurred or be likely to have occurred if no Change in GAAP had taken place:

                      (i) The parties agree that such violation shall not be considered to constitute an Event of Default for a period of 30 days from the date the Borrower notifies the Bank of the application of this subsection (b);

                      (ii) The parties agree in such event to negotiate in good faith an amendment of this

Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such Change in GAAP; and

                      (iii) If the parties are unable to negotiate such an amendment within 30 days, the Borrower shall have the option of (A) prepaying the Loan (pursuant to applicable provisions hereof) or (B) submitting the drafting of such an amendment to a firm of independent certified public accountants of nationally recognized standing acceptable to the parties, which shall complete its draft of such amendment within 90 days of submission; if the Borrower and the Bank cannot agree upon the firm, it shall be selected by binding arbitration in Philadelphia, Pennsylvania in accordance with the rules then obtaining of the American Arbitration Association. If the Borrower does not exercise either such option within said period, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the date of the relevant financial statements. The parties agree that if the Borrower elects the option in clause (B) above, until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default.

                  (c) If any Change in GAAP after the date of this Agreement shall be required to be applied to transactions or conditions then or thereafter in existence, and the Bank shall assert that the effect of such Change in GAAP is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I hereof or any of the covenants of the Borrower or Guarantor in Section 6.1(j) hereof (the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished:

                      (i) The Bank shall notify the Borrower of such assertion, specifying the Change in GAAP which is objected to, and until otherwise determined as provided below, the specified Change in GAAP shall not be made by the Borrower in its financial statements for the purpose of applying the Financial Provisions; and

                      (ii) The parties shall follow the procedures set forth in paragraph (ii) and the first sentence of paragraph (iii) of subsection (b) of this definition. If the parties are unable to agree on an amendment as provided in said paragraph (ii) and if the Borrower does not exercise either option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the date of the relevant financial statements, except that the specified Change in GAAP which is objected to by the Bank shall not be made in applying the Financial Provisions. The parties agree that if the Borrower elects the option in clause (B) of the first sentence of said paragraph (iii), until such independent firm has been selected and completes drafting such amendment, the specified Change in GAAP shall not be made in applying the Financial Provisions.

                  (d) All expenses of compliance with this definition shall be paid for by the Borrower.

                  "Guaranty" means the guaranty agreements of even date herewith evidencing the guarantee of the obligations by the Guarantor.

                  "Hazardous Substance" shall have the meaning set forth in
Section 5.20.

                  "Hazardous Waste" shall have the meaning set forth in
Section 5.20.

                  "Hull Insurance" shall have the meaning assigned thereto in
Section 6.4(a)(1) of this Agreement.

                  "Indebtedness" of a person shall mean all indebtedness or liability for or on account of borrowed money.

                  "Initial Loan" means the initial $33,000,000 revolving credit facility to be extended to the Borrower by the Bank and evidenced by the Initial Note, as more fully provided in Section 2.1 hereof, subject to, and in accordance with, the terms and conditions of this Agreement.

                  "Initial Note" means that certain $33,000,000 Note of the Borrower to Bank which is to be executed and delivered by the Borrower to Bank on the Closing Date to evidence the sums advanced by Bank to the Borrower pursuant to the Initial Loan under this Agreement, and any and all renewals, extensions or rearrangements thereof or modifications thereto or substitutions therefor.

                  "Interest Period" shall mean an Euro-Rate Interest Period.

                  "Interest Rate Option" means the Euro-Rate Option or the Prime Rate Option, and "Interest Rate

Options" includes both of them.

                  "Interest Rate Selection Notice" shall mean a written notice as provided in Section 2.4(b) substantially in the form of Exhibit B attached hereto and made part hereof, appropriately filled in and signed by the Borrower.

                  "Laws" means all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state, any foreign country, or any Tribunal.

                  "LIBOR Rate" means, for any Euro-Rate Interest Period, the rate per annum at which deposits in Dollars are offered to lending banks in the London interbank market at approximately 11:00 o'clock a.m. (London time) two Euro-Rate Business Days prior to the first day of a proposed Euro-Rate Interest Period in an amount approximately equal to the amount of the proposed Euro-Rate Portion of the Loan corresponding to such proposed Euro-Rate Interest Period for a number of days substantially equal to the number of days in such Interest Period.

                  "Lien" means, with respect to any property or asset, any mortgage, charter, lease or assignment thereof, any lien, claim, charge or other encumbrance of any kind thereon, or any security interest therein.

                  "Litigation" means any proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations under or pursuant to any occupational safety and health, antitrust, unfair competition, securities, tax, or other laws, or under or pursuant to any contract, agreement, or other instrument.

                  "Loan" means the Initial Loan and, if made, the Second Loan, individually and collectively.

                  "Loan Documents" means this Agreement and all Exhibits and Schedules attached hereto which are incorporated in this Agreement the same as if stated verbatim herein, and all documents executed in connection with or pursuant to or contemplated by this Agreement, whether executed prior to, contemporaneously with, or subsequent to the execution hereof, including, without limitation, the Note, the Vessel Mortgage for each Vessel as it is acquired by Borrower and all other documents, agreements, and other instruments contemplated hereby, executed pursuant hereto, or in connection herewith.

                  "Loan Rate" means the rate of interest applicable to the Loan from time to time, as determined pursuant to Section 2.4 of this Agreement.

                  "Location" means, for Borrower and Guarantor, respectively, the location of their respective chief executive offices first set forth above and each other location referred to in Section 5.22 of this Agreement and identified on Schedule 5.22.

                  "Long Term Debt" means any Debt which by its terms is due one
(1) year, or longer, from any date of determination thereof.

                  "Margin" and "Margins" shall be determined as provided in
Section 2.5 hereof.

                  "Marine Insurance" shall mean any and all policies of contracts of insurance or indemnification cover as the Bank may reasonably require from time to time (including, but not limited to, hull and machinery, protection and indemnity and war risks) pertaining to any one or more of the Vessels.

                  "Material Adverse Effect" means any effect which would be material and adverse to the financial condition, assets, properties, business or operations of any Person, or which would impair the ability of such Person to perform its obligations under the Loan Documents to which it is a party.

                  "Material Agreement" means any material contract, agreement, or other instrument to which the Borrower or the Guarantor is a party or which may be applicable to the Borrower, the Guarantor, or any of their property.

                  "Maturity Date" means October 17, 2000.

                  "Maximum Rate" means a rate of interest per annum from day to day equal to the maximum (if any) non-usurious rate permitted by applicable law for this transaction, as applicable from day to day during the term of this Agreement.

                  "Measured Entity" means Borrower or Guarantor, as the case may be.

                  "Measuring Date" for any Measured Entity (A) as to compliance with the Tangible Net Worth Requirement has the respective meaning provided in
Section 6.2(j)(I)(i) and 6.2(j)(II)(i), and (B) as to compliance with the Coverage Ratio and Funded Debt/EBITDA Ratio means each date which is the end of a fiscal quarter of the Measured Entity.

                  "Multiemployer Plan" means any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which any Controlled Group Member has or had an obligation to contribute.

                  "New Amount" has the meaning specified in Section 6.4(f)(5).

                  "Note" means the Initial Note; provided, however, if the Second Note is executed and delivered to and accepted by the Bank, "Note" shall also mean and include the Second Note.

                  "Obligations" means all present and future obligations, liabilities and indebtedness, and all renewals and extensions thereof, or any part thereof, of the Borrower to Bank arising pursuant to the Loan Documents and all interest accruing thereon and reasonable attorney's fees incurred in the enforcement or collection thereof, regardless of whether such obligations, liabilities and indebtedness are direct or indirect, primary or secondary, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, but not limited to, the indebtedness and obligations evidenced by the Note, and by any and all other Loan Documents.

                  "Oil" shall have the meaning set forth in Section 5.20.

                  "OPA" shall have the meaning set forth in Section 5.20.

                  "Operating Agreement" means, as to all of the Vessels collectively as they are acquired by Borrower, that certain Operating Agreement dated as of October 14, 1997 between Partners and Operator relating to the operation of the Vessels.

                  "Operator" means Mormac Marine Enterprises, Inc., and its successors and assigns under the Operating Agreement.

                  "Ordinary Maritime Liens" shall mean (but only so long as, and to the extent that, such are discharged in the ordinary course of business) (A) liens for crew's wages and salvage (including contract salvage) not exceeding an amount customary in the ordinary course of business and limited to the current voyage or which shall be contested by the Borrower in good faith with adequate reserve or provision therefor; (B) liens for crew's wages, salvage (including contract salvage) and general average which are either unclaimed or covered by insurance; and (C) liens incident to current operations (except for crew's wages, salvage and general average), limited to the current voyage, liens for the wages of a stevedore limited to the current voyage when employed directly by the Borrower or the operator, master or agent of a Vessel or liens covered by insurance.

                  "Partners" means Maritrans Operating Partners L.P., a Delaware limited partnership.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

                  "Permitted Liens" means any one or more of the following:

                  (i) Liens for taxes or assessments either not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves shall have been set aside in conformity with GAAP;

                  (ii) Deposits or pledges to secure the payment of workers' compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (iii) materialmen's, mechanics', worker's, repairmen's, employees, or other like liens arising in the ordinary course of business to secure obligations not yet delinquent or being contested in good faith and as to which adequate reserves shall have been set aside in conformity with GAAP or as to which adequate bonds shall have been obtained;

                  (iv) Purchase money liens, purchase money security interests, or title retention arrangements upon or in any property acquired or held by such Person in the ordinary course of business to secure purchase money indebtedness incurred solely for the purpose of financing the acquisition of such property, or renewals or extensions thereof, in an aggregate amount of not more than $100,000;

                  (v)  Liens granted to Bank hereunder; or

                  (vi) Ordinary Maritime Liens.

                  "Person" means and includes all natural persons, corporations (which shall be deemed to include business trusts), associations, companies, partnerships, joint ventures, associations, or other entities.

                  "Plan" means any "employee benefit plan" as such term is defined in Section 3(3) of ERISA.

                  "Portion" means, at any time, any portion of the outstanding balance of the Loan (including, if applicable, the entire outstanding balance of the Loan) to which a distinct Euro-Rate Interest Period applies at the time in question, provided that each Portion shall be in the principal amount of $100,000 or any greater amount.

                  "Potential Default" means any event or condition which, solely with the giving of notice by Lender, solely with passage of time, or both, would constitute an Event of Default.

                  "Prime Rate" means that variable reference or index rate of interest maintained by Bank from time to time for loans such as the Loan and known as Bank's "prime rate". Borrower acknowledges that the Prime Rate may not be the lowest rate or index applicable to any loan, borrower or class of loans or borrowers.

                  "Prime Rate Interest Period" shall mean any period that does not extend beyond the Maturity Date.

                  "Prime Rate Option" shall mean that fluctuating rate per annum equal to the Prime Rate and changing automatically from time to time effective as of the effective date of each change in the Prime Rate.

                  "Prime Rate Portion" shall mean any portion, including the whole, of the Loan bearing interest at any time under the Prime Rate Option.

                  "Principal Balance" means with respect to the Note the outstanding principal balance thereof as of the date of any determination thereof.

                  "Prior Period Interest" means interest accrued or accruing on the Measured Entity's obligations on a Consolidated basis during the Four-Quarter Period ending on the relevant Measuring Date.

                  "Purchase Agreement" means, individually, the Sun Agreement or the Chevron Agreement, as the case may be, and "Purchase Agreements" means both of them.

                  "Quarterly Compliance Certificate" shall mean the certificate of each Measured Entity to be delivered quarterly as provided in Section 6.1(a)(iii) of this Agreement in substantially the form of EXHIBIT A attached hereto and made part hereof.

                  "RCRA" shall have the meaning set forth in Section 5.20.

                  "Reportable Event" means (i) a reportable event described in
Section 4043 of ERISA and regulations thereunder unless not required to be reported under applicable regulations, (ii) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (iii) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA.

                  "Rights" means with respect to any Person, the rights, remedies (equitable or legal), claims, causes of action, powers, and privileges granted to such Person pursuant to any or all of this Agreement, the Note, the other Loan Documents or any other document, instrument or other agreement heretofore, now, or hereafter executed in connection therewith, whether granted or arising pursuant to the express provisions of any of the foregoing, or at law, or in equity, by constitution, statute, case or otherwise.

                  "SARA Title III" shall have the meaning set forth in
Section 5.20.

                  "Second Closing" means the exchange of the various documents and instruments by the parties hereto on the Second Closing Date which are required to be exchanged on the Second Closing Date to consummate the Second Loan and related transactions in accordance with this Agreement.

                  "Second Closing Date" means the date on which each of the conditions to the making of advances by the Bank on account of the Second Loan shall have first occurred, or such other date as may be agreed upon and designated as such by Borrower and Bank in writing.

                  "Second Loan" means the additional $17,000,000 revolving credit facility to be extended to the Borrower by the Bank and evidenced by the Second Note, as more fully provided in Section 2.1 hereof, subject to, and in accordance with, the terms and conditions of this Agreement.

                  "Second Note" means, when and if executed and delivered to the Bank and accepted by the Bank, a note of Borrower in an original principal amount of up to $17,000,000, which may be executed and delivered by the Borrower to Bank as more fully provided in Section 2.2 of this Agreement, to evidence additional sums which may be advanced by Bank to the Borrower, subject to the terms of this Agreement, on and after the Second Closing Date, and any and all renewals, extensions or rearrangements thereof or modifications thereto or substitutions therefor.

                  "Security Interest" means a mortgage, deed of trust, pledge, security interest, encumbrance, or lien, or other Rights in any assets or properties of any Person, or any part thereof, created in favor of any other Person as secured party, whether by assignment and transfer of, the granting of a lien, security interest, mortgage, or deed of trust upon, or possession of, such assets and properties, or any part thereof, to secure payment and performance of any Debt.

                  "Seller" means Sun Shipping Co., in the case of the Sun Vessels, and Chevron Shipping Co., in the case of the Chevron Vessels.

                  "Subsidiaries" means any and all corporations, partnerships or joint ventures as to which more than fifty percent (50%) of the equity or voting control is owned or controlled directly or indirectly by the Borrower or by or through one or more of its Subsidiaries (or by the Guarantor, if applicable).

                  "Subsidiary" when used in connection with any entity shall mean any other entity which is wholly owned by such entity.

                  "Sun Agreement" means, collectively, those two (2) certain Memoranda of Agreement, each dated July 25, 1997 between/among Maritrans Tankers Inc. and New York Sun Shipping Company, Inc. relating to the purchase of the Sun Vessels.

                  "Tangible Net Worth" shall mean the Consolidated stockholders' equity of the Person and its Consolidated Subsidiaries, determined and consolidated in accordance with GAAP, except that there shall be deducted from such Consolidated stockholders' equity on a Consolidated basis all treasury stock and all intangible assets of the Person and its Consolidated Subsidiaries, including but not limited to goodwill, organization costs, patents, copyrights, trademarks, trade names, franchises, licenses, research and development expenses, unamortized debt discount and expense, and deferred charges.

                  "Tangible Net Worth Requirement" means the requirement as to Tangible Net Worth, for Borrower as set forth in Section 6.2(j)(I)(i) of this Agreement, and for Guarantor as set forth in Section 6.2(j)(II)(i) of this Agreement.

                  "Termination Date" means the maturity date of the Note and/or the other Obligations, however such maturity is brought about, whether upon acceleration or otherwise.

                  "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality, or any arbitrator.

                  "UCC" means the Uniform Commercial Code as adopted and amended by the Commonwealth of Pennsylvania.

                  "Vessel" means, individually, CHEVRON OREGON (to be renamed) (Official No. 586080),

CHEVRON LOUISIANA (to be renamed) (Official No. to be identified) (collectively, the "Chevron Vessels"), PERSEVERANCE (formerly, PHILADELPHIA SUN) (Official No. 638073) or ALLEGIANCE (formerly, NEW YORK SUN (Official No. 628783) (collectively, the "Sun Vessels"), as the case may be, and "Vessels" means any or all of them collectively.

                  "Vessel Mortgage" means the preferred ship mortgage to be granted to Bank by Borrower on each Vessel as it is acquired by Borrower, to be filed of public record with the United States Coast Guard, and "Vessel Mortgages" means any more than one of them.

                  "Yield Maintenance Premium" shall mean with respect to a prepayment or repayment of the Loan in whole or part, an amount equal to:

                  (i) the total amount of interest which the Borrower would have paid for the balance of such Interest Period in respect of the Euro-Rate Portion of the Loan prepaid or repaid if such Portion had not been prepaid or repaid prior to the end of such Interest Period reduced, if the Bank is able to relend or reinvest the amount prepaid or repaid for the balance of such Interest Period, by the net amount of interest (after deducting expenses, commissions and the like) which will be paid to the Bank as a result of so relending or reinvesting such amount; plus

                  (ii) any penalty imposed on, or expense reasonably incurred by, the Bank on so relending or reinvesting such amount.

                  Section 1.2 Accounting Terms and Definitions. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements of any Person that are required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis (except for changes approved by the independent public accountants of such Person) with the most recent respective financial statements of such Person delivered to Bank.

                  Section 1.3  Miscellaneous.

                  (a) The words "herein," "hereof," "hereunder" and other words of similar import refer to this

Agreement as a whole and not to a particular section, paragraph or other subdivision.

                  (b) The terms defined in Section 1.1 hereof, unless the context requires otherwise, will have the meaning assigned to them in Section
1.1 hereof, and will include the plural as well as the singular.

                  (c) All other terms used herein shall have the meanings as otherwise stated herein or as otherwise defined in the UCC.

                  (d) References to section of the "U.S.C." shall mean such section of the United States Code, or any successor provision thereto, and any regulations adopted thereunder, in each case as amended from time to time.


                                  ARTICLE II

                                   The Loan
                                   --------
                  Section 2.1  Loan.
                               ----

                  (a) Basic Conditions. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, and absent the occurrence of an Event of Default, the Bank agrees to make advances on account of the Loan to the Borrower, to pay, or replace funds of Borrower applied to costs of acquiring the Vessels and financing the cost hereunder. Notwithstanding any other provision of this Agreement: (I) the aggregate principal amount of the Initial Loan shall not at any time exceed $33,000,000.00; (II) the aggregate principal amount of the Second Loan shall not at any time exceed $17,000,000.00;
(III) the aggregate principal amount of Bank's own funds which Bank shall be obligated to advance and have outstanding at any time with respect to the Loan shall not exceed $33,000,000.00; (IV) the aggregate amount of all Advances which the Bank shall be obligated to make and which may be outstanding and unpaid from time to time shall not in any event exceed eighty percent (80%) of the appraised value of those Vessels acquired by Borrower and which are subject to one or more duly recorded Vessel Mortgages in favor of the Bank; (V) the aggregate amount of all Advances which the Bank shall be obligated to make and which may be outstanding and unpaid from time to time shall not in any event exceed the aggregate dollar amount (deducting the amounts of any deductibles or retentions) of Hull Insurance in force on the Vessels at the time of reference. In the event that the aggregate principal dollar amount outstanding and unpaid with respect to the Loan exceeds any of the limitations set forth in this subsection (a), the Borrower shall repay any excess immediately to Bank without demand.

                  (b) Advances on a Revolving Basis. The Initial Loan and Second Loan shall each be available on a revolving basis, so that, in the event the Borrower repays all or any Portion of the principal amount of the Loan to the Bank, the Borrower shall be entitled to reborrow any such repaid principal amounts from the Bank, subject as described above. Notwithstanding any other agreement of the parties, Bank shall not be obligated to make an Advance other than in an amount which (taken together with any other Portions to which the same Euro-Rate Interest Period applies) is permitted to be selected by the Borrower as a separate Portion. Notwithstanding any other agreement of the parties, Bank shall not be obligated to advance, in the aggregate, more than 80% of the aggregate appraised value of the Vessels as of the respective times of their acquisition.

                  (c) Conditions to Additional Advances Relating to Vessels Not Yet Acquired. Prior to the making of any Advances relating to Vessels which are acquired by the Borrower after the Initial Closing Date, Bank shall have received evidence satisfactory to Bank and Bank's Counsel of the due recordation of the Vessel Mortgage relating to the Vessel in question, together with the Charter and any opinions, agreements, documents and instruments relating to such Vessel or its operation which are contemplated to be delivered under this Agreement.

                  Section 2.2 Note. The obligation of the Borrower to repay the Initial Loan and to pay interest thereon and other sums related thereto shall be evidenced by the Initial Note, to be executed and delivered by the Borrower on and dated the Closing Date. The obligation of the Borrower to repay the Second Loan and to pay interest thereon and other sums related thereto shall be evidenced by the Second Note, to be executed and delivered by the Borrower on and dated the Second Closing Date.

                  Section 2.3  Advances.

                  (a) For those Portions of the Loan, if any, which the Borrower desires to borrow on the Closing Date, the Borrower shall provide to the Bank on the Closing Date the information required in subsection (b) of this Section 2.3. On the Closing Date, provided the conditions to such Advance shall have been fulfilled by 4:30 p.m. prevailing Philadelphia time, the Bank shall make such Advance available to the Borrower on the Closing Date at the Bank's Office in funds immediately available at such Office, by depositing all or part of such proceeds in the Borrower's account maintained at the Bank's Office, or by wiring all or part of such proceeds to Seller's or a title company's account pursuant to Borrower's instructions.

                  (b) Whenever the Borrower desires that the Bank make an Advance on account of the Loan after the Closing Date, the Borrower shall provide to the Bank, not later than the time required under Section 2.4(b), a written notice setting forth the following information:

                      (i) The date, which shall be a Business Day, on which the proposed Advance is to be made;

                      (ii) The total principal amount of such Advance;

                      (iii) As to each Portion to be advanced, an Interest Rate Selection Notice.

If the foregoing notice requirements shall have been satisfied, the Bank shall make the proceeds of such Advance available to the Borrower at the Bank's Office, no later than 2:00 o'clock p.m., Philadelphia time, in funds immediately available at such Office, by depositing such proceeds in the Borrower's account maintained at the Bank's Office.

                  Section 2.4  Interest Rates.
                               --------------

                  (a) The Loan shall bear interest at the rate or rates selected by the Borrower from time to time from among the Interest Rate Options in the manner provided in subsection (b) of this Section 2.4. The Borrower may select different Interest Rate Options to apply simultaneously to different Portions of the Loan or any advance; provided, however, that (1) each separate Euro-Rate Portion to which such selection relates shall be in the principal amount of $100,000 or any greater amount and (2) if the Borrower fails to select an Interest Rate Option for any part of the Loan for any period, the Borrower shall be deemed to have selected the Prime Rate Option for such part and period.

                  (b) The Borrower shall give the Bank an Interest Rate Selection Notice no later than 12:00 o'clock noon (prevailing Philadelphia time) on:

                      (i) the third Euro-Rate Business Day preceding the first day of any proposed Euro-Rate Interest Period;

                      (ii) the first day of any Prime Rate Interest Period; and

stating (x) the Interest Rate Option or Options selected, (y) the principal amount of each separate Portion of the Loan to which such selection relates, and
(z) the proposed Interest Period or Periods, if applicable.

                  (c) Subject to compliance with subsection (b) of this Section 2.4, the Borrower may:

                      (i) select a Euro Rate Option for any Prime Rate Portion of the Loan to be effective at any time designated by the Borrower; and

                      (ii) select the Prime Rate Option for any Euro-Rate Portion of the Loan to be effective as of the end of the Interest Period for such Portion.

                  (d) After the principal amount of any Portion of the Loan shall have become due (by acceleration or otherwise), the unpaid principal amount of such Portion of the Loan shall thereafter bear interest, payable upon demand, for each day until paid (before and after judgment) at a variable rate per annum which shall be: (I) for Euro-Rate Portions, 1.00% per annum (100 basis points) in excess of the Interest Rate Option which would otherwise be applicable for the balance of the then current Interest Period, and (II) at all relevant times for Prime Rate Portions, and at all times after the expiration of the then current Euro-Rate Interest Period, 1.50% per annum (150 basis points) above the Prime Rate.

                  Section 2.5 Determination of Margins and Quarterly Compliance Certificates. The Bank shall determine the Margin from time to time in the following manner. If, as of the end of any Four-Quarter Period, the Debt/EBITDA Ratio for the Guarantor, on a consolidated basis, is within a range stated in the following column (1), the respective percentage rate per annum set forth opposite such range in column (2) (the "Margin") shall be applicable during the fiscal quarter of Guarantor immediately following the end of such Four-Quarter Period:


Guarantor Coverage Ratio                               Margin
------------------------                               ------

Greater than 3.50                                      125 basis points

Equal to or greater than 2.50 and                      100 basis points
Equal to or less than 3.49

Equal to or greater than 1.50 and                      75 basis points
Equal to or less than 2.49

Less than 1.50                                         50 basis points

                  (b) At the Initial Closing (for the Four-Quarter Period ending June 30, 1997), and thereafter within 45 days after the end of each of their fiscal quarters commencing with the fiscal quarter-end on September 30, 1997, the Borrower and Guarantor shall each furnish to the Bank a Quarterly Compliance Certificate, except that at the Initial Closing Borrower shall only be obligated to certify its Tangible Net Worth.

                  Section 2.6 Determination of Euro-Rates and Margin. Upon identifying any change in the Euro Rate or Margin, the Bank shall determine the applicable rates and Margin and shall promptly give the Borrower notice thereof. Such determination by the Bank shall be conclusive in the absence of error.

                  Section 2.7  Payment of Interest.
                               -------------------
                  (a) The Borrower shall pay interest on the Loan from the date thereof until the Loan has been repaid in full, at the rate or rates determined in accordance with Section 2.4 hereof and at the times provided in subsections
(b), (c) and (d) of this Section 2.7. For any Portions which are subject to the Prime Rate Option, the Bank shall notify the Borrower at least five (5) days prior to any regularly scheduled interest payment date of the amount of interest which would be payable on such payment date if all applicable interest rates remained constant from the date of such notice to such payment date.

                  (b) Interest accrued on the Loan and not previously paid pursuant to subsection (c) of this Section 2.7 shall be paid:

                      (i) as to any Prime Rate Portion, monthly on the first day of each calendar month;

                      (ii) as to any Euro-Rate Portion, on the ninetieth (90th) day of any Euro-Rate Interest Period of six months (if applicable);

                      (iii) on the date of payment of the Loan balance in full.

                  (c) Interest accrued on each Portion of the Loan and not previously paid pursuant to subsection (b) of this Section 2.7 shall be paid on the last day of the Interest Period for such Portion.

                  (d) Borrower shall not be entitled to select the Euro-Rate Interest Option at any time that a current Quarterly Compliance Certificate has not been delivered to Bank. If the Euro-Rate Interest Option has been selected for any Portion at a time when the Borrower fails to deliver to Bank, when required, a current Quarterly Compliance Certificate enabling Bank to determine the Margin, if any, to be used in calculating the amount of such interest payment, Borrower shall thereafter pay interest on all Euro-Rate Portions at the Prime Rate until such time as Borrower complies with the obligation to deliver a Quarterly Compliance Certificate. If, upon Borrower's delivery of any Quarterly Compliance Certificates which had not been timely delivered when due, Bank determines that Borrower should have paid interest under the terms of this Agreement for any Portion for any period at a higher rate than the rate at which Borrower actually paid interest on such Portion during such period, Borrower shall reimburse Bank upon demand for any shortfall. However, in such circumstances, in the event it is determined that Borrower should have paid interest on any Portion during any such period at a rate lower than the rate at which Borrower actually paid interest on such Portion during such period, Bank shall not be obligated to reimburse Borrower any excess.

                  Section 2.8  Prepayment of the Loan.
                               ----------------------
                  (a) Subject to compliance with this Section 2.8 and Section
2.9 hereof, the Borrower may prepay any Prime Rate Portion at any time in whole or in part, and may prepay any Euro-Rate Portion in whole or in part on the last day of the applicable Euro-Rate Interest Period; provided, however, that any such prepayment other than a prepayment in full shall be in the principal amount of $100,000 or any greater amount that is an integral multiple of $100,000.

                  (b) If the Borrower gives notice, as provided in Section 2.9 hereof, of its intention to make a prepayment pursuant to subsection (a) of this Section, the Portion or Portions of the Loan specified in such notice, together with the unpaid interest accrued thereon to the date of such prepayment and premium, if any, shall become due and payable on the prepayment date specified in such notice.

                  Section 2.9  Payment of the Loan.
                               -------------------
                  (a) The Loan outstanding from time to time (including without limitation the Initial Loan and the Second Loan) shall be payable as provided in the Note or this Section 2.9. All sums other than principal or interest which may become owing to Bank shall be payable as provided herein or in the Note or other Loan Documents, as applicable, but otherwise upon demand by Bank.

                  (b) The Borrower shall repay the full, unpaid balance of principal, accrued interest and other sums and charges with respect to the Loan on the Maturity Date.

                  (c) Each prepayment made pursuant to subsection (a) of Section
2.8 and each principal repayment made pursuant to this Section 2.9 shall be applied on account of the Portion or Portions of the Loan designated by the Borrower in the manner provided in subsection (d) of this Section 2.9; provided, however, that (1) no amount other than $100,000 or an integral multiple thereof may be applied on account of any separate Portion of the Loan and (2) if the Borrower fails to designate the manner in which any repayment or prepayment is to be applied, it shall be applied in any manner selected by the Bank.

                  (d) The Borrower shall notify the Bank in writing of each prepayment that the Borrower proposes to make pursuant to subsection (a) of
Section 2.8 hereof and the manner in which any such prepayment or any principal repayment to be made pursuant to this Section 2.9 is to be applied no later than 12:00 o'clock noon local time in Philadelphia on the third Euro-Rate Business Day preceding the date on which the prepayment or repayment is to be made.

                  (e) If any prepayment pursuant to subsection (a) of Section
2.8 hereof or any repayment of principal pursuant to this Section 2.9 is to be applied on a day other than the last day of the Interest Period therefor, the Borrower shall pay the Bank as a premium upon demand an amount equal to the Yield Maintenance Premium. The Bank shall notify the Borrower of the amount of any Yield Maintenance Premium which notice shall set forth in reasonable detail the nature and the calculation of such Yield Maintenance Premium and shall be final and conclusive as to the matters set forth therein absent error.

                  (f) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, but such extension of time shall not be included in the computation of interest payable on such next succeeding Business Day hereunder.

                  Section 2.10 Euro-Rate Unascertainable, Euro-Rate Impracticable, and Euro-Rate Interest Period Unavailable.

                  (a) If, on any date on which a Euro-Rate Interest Period would otherwise begin, the Bank shall have determined (which determination shall be final and conclusive if made in good faith) that, by reason of circumstances affecting the London interbank market for Dollar deposits, adequate and reasonable means do not exist for ascertaining such Euro-Rate, then the Bank shall forthwith so notify the Borrower thereof. Until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, the Bank's obligation to allow the selection of the Euro-Rate Option by the Borrower shall be suspended.

                  (b) If, at any time, the Bank shall have determined (which determination shall be final and conclusive if made in good faith) that the application of the Euro Rate or the continuation of any Euro-Rate Portion of the Loan has been made impracticable or unlawful:

                      (i) by the occurrence of a contingency which materially and adversely affects the London interbank market for Dollar deposits; or

                      (ii) because compliance by the Bank in good faith with any applicable law, treaty, or governmental regulation, guideline or order or change therein or interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of such governmental authority (whether or not having the force of law) has become impracticable or unlawful, then, and in any such event, the Bank shall forthwith so notify the Borrower thereof. An alternate interest rate based on Bank's cost of funds selected by Bank shall apply until the Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply.

                  (c) Upon such date as shall be specified in a notice given pursuant to subsection (a) or (b) of this Section 2.10 (which shall not be earlier than the date such notice is given), the Borrower shall pay to the Bank the accrued and unpaid interest on the Euro-Rate Portions of the Loan to (but not including) such specified date, but the Borrower shall not be obligated to pay a Yield Maintenance Premium as a result of such payment.

                  (d) If, on any date on which a Euro-Rate Interest Period would otherwise begin, the Bank shall have determined (which determination shall be final and conclusive if made in good faith) that the selection of such Interest Period by the Borrower has been made impracticable by the occurrence of a contingency which materially and adversely affects the London interbank market for Dollar deposits, the Bank shall forthwith so notify the Borrower thereof and the Borrower's selection of such Interest Period shall be deemed to be of no force and effect. Upon receipt of any such notice, the Borrower may select a different Euro-Rate Interest Period in accordance with Section 2.4 hereof.

                  Section 2.11 Fees. The Borrower agrees to pay to the Bank, as consideration for the Loan commitment hereunder, such commitment, structuring, agent's and other fees as may be provided in Bank's commitment (which shall survive each Closing with respect to matters relating to the Bank's fees and expenses) or any other subsequent written agreement between the parties.

                  Section 2.12 Additional Compensation.
                               -----------------------
                  (a) Compensation for Taxes, Reserves and Expenses on Outstanding Loans. If, by virtue of any change in any Law or guideline or interpretation or application thereof, any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any central bank or other Official Body (whether or not having the force of law):

                      (i) subjects the Bank to any tax, or changes the basis of taxation, with respect to this Agreement, any Note, any Vessel Mortgage, any other Loan Document, the Loan or payments by the Borrower of principal, interest, commitment fee or other amounts due from the Borrower hereunder or under the Note (except for taxes on or measured based on the overall net income of the Bank imposed by the federal, state and local jurisdictions in which the Bank's principal executive office or lending office is located),

                      (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, the Bank, or

                      (iii) imposes upon the Bank any other condition or expense with respect to this Agreement, either Note, any Vessel Mortgage or any other Loan Document, or its making, maintenance or funding of any part of the Loans, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense upon the Bank with respect to this Agreement, the Notes, the Vessel Mortgages, any other Loan Document, or the making, maintenance or funding of any part of the Loan by an amount which the Bank deems to be material (the Bank being deemed for this purpose to have made, maintained or funded each Portion of the Loan from a Corresponding Source of Funds), the Bank shall from time to time notify the Borrower, in reasonable detail, of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by the Bank (which determination shall be conclusive, absent manifest error) to be necessary to compensate the Bank for any increased cost actually incurred due to such increase in cost, reduction in income or additional expense (net of any possible tax savings directly attributable thereto). Such amount shall be due and payable by the Borrower to the Bank ten (10) Business Days after such notice is received.

                  (b) Indemnity. In addition to the compensation required by subsection (a) hereof, the Borrower shall indemnify the Bank against all claims, liability, loss, cost and expense (including loss of margin) which the Bank sustains or incurs as a consequence of any:

                      (i) payment, prepayment or conversion of any part of any Portion of the Loan on a day other than the last day of the corresponding Euro-Rate Interest Period or a day on or after the Maturity Date or other date of maturity of any Portion of the Loan (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due),

                      (ii) attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (the Bank having in its sole discretion the options (A) to give effect to such attempted revocation and obtain indemnity under this Section 2.14(b) or (B) to treat such attempted revocation as having no force or effect, as if never made),

                      (iii) default by the Borrower in the performance or observation of any covenant or condition contained in this Agreement or any Note, any Vessel Mortgage or any other of the Loan Documents, including without limitation any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, commitment fee or any other amount due hereunder or under either Note, and

                      (iv) the ownership, chartering, operation, damage or destruction of each of the Vessels and any damages, injuries, losses, liabilities, expenses or claims which any Vessel causes to the third persons or to other property.

If the Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower, in reasonable detail, of the amount determined in good faith by the Bank (which determination shall be conclusive, absent manifest error) to be necessary to indemnify the Bank for such loss or expense. Such amount shall be due and payable by the Borrower to the Bank ten(10) Business Days after such notice is received.


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                                   ARTICLE III

                               Conditions to Loan
                               ------------------

                  Section 3.1 Conditions Precedent to Initial Loan and Second Loan. The obligations of Bank to make the Initial Loan and the Second Loan pursuant hereto is subject to the accuracy, as of the date hereof, of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date hereof, and to the compliance by the Borrower with the following further conditions:

                  (a) Representations and Warranties. The representations and warranties contained in Article V hereof shall be true in all material respects on and as of the respective Closing Date and the respective date of each Advance, and no Event of Default and no condition, event or act which, with the giving of notice or the lapse of time or both, could become such an Event of Default shall have occurred and be continuing or shall exist, and Borrower and Guarantor shall confirm the same by certificate to Bank.

                  (b) Note. On the respective Closing Date, the Borrower shall have executed and delivered to Bank the respective Note for the Initial Loan or Second Loan, as the case may be.

                  (c) Vessel Mortgages. On the First Closing Date, the Borrower shall have executed and delivered to the Bank, in recordable form, the Vessel Mortgages for each of the two Vessels being acquired under the Sun Agreement, along with assurances satisfactory to Bank and Bank's Counsel of the proper recording of the Vessel Mortgage in the Documentation Center and the status of the Vessel Mortgage, and endorsement by the Documentation Center, as a first priority "preferred mortgage", as defined in 46 U.S.C. Section 31301(6). Vessel Mortgages for any Chevron Vessels acquired by Borrower, and the evidence of recording and endorsement for such Vessel Mortgages, as required under this Agreement, shall be delivered to Bank prior to Bank's making of any Advance for either of the Chevron Vessels.

                  (d) Guaranty. On the First Closing Date, the Guarantor shall have executed and delivered to the Bank its Guaranty.

                  (e) Opinions of Counsel. On the Closing Date, and thereafter prior to any Advance related to a Vessel as to which the required opinions shall not yet have been delivered, the Borrower and the Guarantor shall have delivered to Bank favorable opinions of their special financing and maritime counsel, dated the Closing Date (or on or prior to the date of such Advance, in the case of later opinions), each in form and substance satisfactory to Bank and Bank's Counsel.

                  (f) Insurance. Evidence satisfactory to the Bank that all insurance coverage required to be obtained under Section 6.4 hereof has been obtained and a report of insurance broker or attorney's summary of insurance, all in form and substance satisfactory to Bank and Bank's counsel, and that such insurance is in force for each Vessel for which Bank is to make any Advance.

                  (g) Executed Agreements. Executed counterparts of the Purchase Agreements, Charters and Operating Agreement and all other agreements, instruments and documents relating to each Vessel for which Bank is being requested to make an Advance.

                  (h) Other Documents. Such other documents, opinions, certificates and evidence as Bank or Bank's Counsel may reasonably request or as may be required under Bank's commitment for the Loan, including without limitation such documentation as the Bank may reasonably request regarding each Vessel being acquired and any charters, subcharters, operating agreements or other matters related to each Vessel.

                  (i) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Bank and Bank's Counsel, and Bank shall have received copies of all documents which it may reasonably request in connection with such transactions and all corporate proceedings with respect thereto in form and substance satisfactory to Bank and Bank's Counsel.

                  (j) Fees. Borrower shall have paid and reimbursed to Bank, or adequate provisions shall have been made for, such fees and expenses of Bank as may be applicable to the Initial Loan or Second Loan (as the case may be) under Bank's commitments or any other written agreement between the parties.

                  Section 3.2 Additional Conditions to Second Loan. As a condition precedent to Bank's obligation to make the Second Loan:

                  (a) Bank shall have received agreements, in form and substance satisfactory to Bank and its counsel, binding one or more additional institutional lenders reasonably satisfactory to Bank and Borrower to fund

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



not less than $17,000,000.00 of the Loan on the terms set forth herein and in the Loan Documents.

                  (b) Borrower shall have executed and delivered to Bank such additional agreements, instruments, certificates, opinions and other documents as Bank may reasonably request to evidence the Second Loan and confirm that any Liens granted to Bank to secure the Second Loan rank in equal priority to the Liens securing the First Loan.

                  (c) Borrower shall have paid and reimbursed to Bank such fees and expenses of Bank as may be applicable to the Second Loan under Bank's commitments or any other written agreement between the parties.


                                   ARTICLE IV

                              The Closing; Funding
                              --------------------

                  Section 4.1 Closing. The First Closing shall commence on October 17, 1997 and shall be completed at or before 5:00 P.M. on October 18, 1997, or at such later dates and times as the parties hereto may mutually agree (the "Closing Date"), and shall be conducted at the offices of Morgan, Lewis & Bockius, One Logan Square, Philadelphia, Pennsylvania, or elsewhere as Bank may reasonably determine. The Second Closing shall be conducted on such dates and at such time and place as the parties may hereafter agree.

                  Section 4.2 Funding. Advances pursuant to this Agreement shall be made in immediately available funds available at the banking offices of Bank at Mellon Bank Center, Philadelphia, Pennsylvania, upon and after the Closing Date, as more fully provided in the Note and this Agreement, and as may be mutually agreed upon by the parties from time to time.


                                    ARTICLE V

                         Representations and Warranties
                         ------------------------------

                  The Borrower and the Guarantor jointly and severally represent and warrant to Bank as follows,

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



which representations and warranties shall be deemed reaffirmed as if given anew on the Second Closing and immediately prior to the making of each Advance by
Bank:

                  Section 5.1 Organization, Authority, and Qualification. The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and authority to execute, deliver and perform this Agreement, the Note and the other Loan Documents to which it is a party, and to borrow hereunder and thereunder,
(iii) is in all respects duly qualified and licensed under all applicable Laws to own its properties as now owned and to carry on its business as now conducted, and (iv) is duly qualified as a foreign corporation to do business and is in good standing in the Commonwealth of Pennsylvania and in every jurisdiction where the character of its properties or nature of its activities make such qualification necessary and where the failure to so qualify would have a Material Adverse Effect on the Borrower, its business or affairs. All (100%) of the issued and outstanding shares of capital stock in the Borrower is owned beneficially and of record by Guarantor.

                  Section 5.2 Organization, Authority, and Qualification of Guarantor. The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the power and authority to execute, deliver and perform this Agreement, its Guaranty and the other Loan Documents to which it is a party, (iii) is in all respects duly qualified and licensed under all applicable Laws to own its properties as now owned and to carry on its business as now conducted, and (iv) is duly qualified as a foreign corporation to do business -and is in good standing in the Commonwealth of Pennsylvania and in every jurisdiction where the character of its properties or nature of its activities make such qualification necessary and where the failure to so qualify could have a Material Adverse Effect on the Guarantor. Guarantor owns all (100%) of the issued and outstanding shares in Borrower.

                  Section 5.3  Subsidiaries. The Borrower has no Subsidiaries.

                  Section 5.4 Financial Statements. The Guarantor has delivered to Bank its audited Consolidated and consolidating financial statements as at and for the fiscal year ended December 31, 1996 (the "Audited Date"), and its unaudited financial statements for the three (3) month periods ended March 31, 1997 and June 30, 1997, respectively (collectively, the "Delivered Financial Statements"). Such financial statements fairly reflect the respective financial conditions of the Guarantor and the Borrower as at such dates and fairly reflect the results of the

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



Consolidated operations of the Guarantor for the periods then ended, all in conformity with GAAP consistently applied. Except as disclosed in Schedule 5.4 attached hereto, there has been no material adverse change in the condition, financial or otherwise, of the Guarantor since the Audited Date. Neither Borrower nor Guarantor has any material obligations or liabilities which are not disclosed in the Delivered Financial Statements or in a Schedule attached to this Agreement except obligations arising in the ordinary course of business since June 30, 1997. Borrower is solvent on this date in that (i) the fair value of its assets exceeds the amounts of its liabilities and other obligations, and
(ii) Borrower is capable of paying its debts and obligations as they may become due.

                  Section 5.5 Default. Neither the Borrower nor the Guarantor is in default in any material respect under the provisions of any instrument evidencing any material obligation, indebtedness, or liability of the Borrower or of any agreement relating thereto, or under any order, writ, injunction, or decree of any Tribunal, or in default in any material respect under or in violation of any order, regulation, or demand of any Tribunal, which default or violation could have a Material Adverse Effect on the Borrower.

                  Section 5.6 Authorization and Compliance with Laws and Material Agreements. The execution, delivery and performance of this Agreement, the Borrowing, and the execution, delivery and performance of each Note, each Vessel Mortgage and the other Loan Documents, as applicable, to which the Borrower or the Guarantor is a party, by the Borrower or the Guarantor have been duly authorized by all requisite corporate action on the part of the Borrower and the Guarantor and will not violate the corporate charter of the Borrower or the Guarantor and will not violate any provision of any Laws or any order of any Tribunal, and will not conflict with, result in a breach of the provisions of, constitute a default under, or result in the imposition of any Lien upon the assets of the Borrower or the Guarantor except as otherwise contemplated by this Agreement, or any provisions of any indenture, mortgage, deed of trust or material franchise, permit, license or note, or any other agreement or instrument to which the Borrower or the Guarantor is now or may in the future be a party, including, but not limited to, any Material Agreement.

                  Section 5.7 Litigation and Judgments. Except as disclosed in the Loan Documents and on Schedule 5.7 attached hereto, there is no action, suit, or proceeding, at law or in equity, or by or before any Tribunal, pending, or, to the knowledge of Borrower or the Guarantor, threatened against or affecting any Vessel or the Borrower or involving the validity or enforceability of the Loan Documents, which, if adversely determined, could materially adversely affect the financial condition of the Borrower or the ability of the Borrower to perform its

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



obligations as contemplated by this Agreement. Except as disclosed in the Loan Documents and on said Schedule 5.7, there are no outstanding judgments individually in excess of $100,000.00 (net of any insurance coverage which is not being contested by the insurer), against the Borrower or the Guarantor or their respective assets or properties.

                  Section 5.8 Debt. The Borrower has no Debt except the Obligations and Debt owed to Guarantor.

                  Section 5.9 Ownership of Properties; Liens. The Borrower has good and indefeasible title or valid leasehold interests in all its material properties and assets, real and personal, including the Vessels which have been acquired at or prior to each Closing, and all of its Accounts and Equipment, and none of such property or assets is subject to any Lien, except as permitted under Section 6.2(c) of this Agreement.

                  Section 5.10 Use of Proceeds; Margin Securities. Neither the Borrower nor the Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loan under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Neither the Borrower nor any Person acting on its behalf has taken or will take any action which might cause this Agreement or the Note to violate any of said Regulations G, T, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

                  Section 5.11 Taxes. Except as may be set forth on Schedule
5.11 attached hereto, the Borrower has filed or is in the process of filing all federal and state tax returns or reports required of it, including but not limited to, income, franchise, employment, and sales taxes, and has paid all tax liability (other than those such Person is contesting in good faith by appropriate proceedings being diligently conducted and for which adequate reserves have been set aside by such Person), to the extent the same has become due and before it may have become delinquent in accordance with such returns, and the Borrower knows of no pending investigations of the Borrower by any taxing authority, nor of any material pending but unassessed tax liability.

                  Section 5.12 ERISA.
                               -----

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



                  (a) Relationship of Vested Benefits to Pension Plan Assets. The present value of all vested benefits under each Plan maintained by Guarantor or the Borrower that is a "defined benefit plan" as that term is defined in
Section 3(35) of ERISA, as from time to time in effect, does not exceed (on a termination basis utilizing the same actuarial assumptions contained in the most recent actuarial report for such Plan) the value of the assets of the Plans allocable to such vested benefits.

                  (b) Prohibited Transactions. Neither any of the Plans nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in ERISA or Section 4975 of the Code, which could subject the Plans or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or any such trust to any material tax or penalty on prohibited transactions imposed by said Section 4975.

                  (c) Reportable Events. Neither any of the Plans nor any trusts created thereunder have been terminated, nor have there been any Reportable Events with respect thereto since the effective date of ERISA that, individually or in the aggregate, impose any material liability on the Borrower or the Guarantor.

                  (d) Accumulated Funding Deficiency. Neither any of the Plans nor any trusts created thereunder have incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA.

                  (e) Loan Transaction Not a Violation. To the Borrower's knowledge, the consummation of the transactions described in the Loan Documents do not involve any "prohibited transaction".

                  Section 5.13 Consents. No consent of any Person and no consent, license, approval or authorization of, or registration or declaration with, any Tribunal is required in connection with the execution, delivery and performance of this Agreement, the Note, and the other Loan Documents to which the Borrower or the Guarantor is a party, other than any consent required from the Bank or any of its corporate Affiliates and such other consents or other actions that have been obtained as of the date hereof and delivered to the Bank.

                  Section 5.14 Nature of Obligations. The execution and delivery of this Agreement, the Note, and the other Loan Documents to which the Borrower or the Guarantor is a party have been duly authorized by all necessary corporate proceedings on the part of the Borrower and the Guarantor, have been duly executed and delivered by the Borrower and, where applicable, the Guarantor, and are valid and binding obligations of the Borrower, and, where applicable, the Guarantor, and are enforceable in accordance with their respective terms, except as the enforceability of such terms may be limited by any Debtor Relief Laws of judicial decisions affecting creditors' rights generally.

                  Section 5.15 Securities Laws. The Borrower has not, nor has any Person acting or purporting to act on behalf of the Borrower directly or indirectly offered the Note for sale to, or solicited any offer to buy the Note, or otherwise negotiated in respect thereof with, any Person (except Bank) and has not done (or omitted to do) any other act, so as to bring the issuance or sale thereof within the registration requirements of the Securities Act of 1933, as amended, and the Borrower has complied with or is exempt from the registration provisions of all state securities or "blue sky" Laws applicable to the issuance or sale of the Note.

                  Section 5.16 Disclosure of Other Facts. Except as disclosed on
Schedule 5.16 attached hereto, there is no significant material fact or condition relating to the financial condition, results of operations, or business of the Borrower which would have a Material Adverse Effect on the Borrower which has not been related to Bank in writing.

                  Section 5.17 Genuineness of Writings. All writings heretofore exhibited to Bank by the Borrower and the Guarantor which are of a material consequence are genuine and in all material respects what they purport to be.

                  Section 5.18 Investment Company Act. Neither the Borrower nor the Guarantor is an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Borrower Act of 1940, as amended.

                  Section 5.19 Compliance with Laws. The Borrower and the Guarantor each has all necessary operating licenses and is in material compliance with all Laws.

                  Section 5.20 Environmental Matters. The Borrower has no knowledge of any material environmental liabilities applicable to it on its assets or business, or of any material violations by Borrower of any

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



state or federal statutes, regulations, laws or orders pertaining to environmental matters, including, without limitation, the federal Oil Pollution Act of 1990 ("OPA"), 33 U.S.C. ss.2701, et seq., the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss.1251 et seq., the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") as renewed by the Superfund Spill Compensation and Reauthorization Act of 1986 ("SARA TITLE III"), and the federal Resource Conservation and Recovery Act ("RCRA"). The Borrower has not received any summons, citation, notice, directive, letter or other communication, written or oral, from any state or federal agency that has not been delivered to Bank, concerning any intentional or unintentional action or omission by the Borrower resulting in any releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of "Hazardous waste" (as defined in 42 U.S.C. Section 6903(5)) or "Hazardous Substance" (as defined in 42 U.S.C. Section (9609(14)), or any "oil,, (as defined in OPA) or any petroleum byproducts in violation of OPA or any other applicable law. No Lien arising under or in connection with OPA, FWPCA, RCRA, CERCLA or SARA TITLE III has attached to any Vessel or the Charter or to any revenues of, or any other real or personal property (including, but not limited to the Collateral) owned by, the Borrower.

                  Section 5.21 Representations and Warranties Regarding Each Vessel.

                  (a) Liens, Charters, Operating Agreement, Etc. Upon consummation of each purchase pursuant to a Purchase Agreement, and at the time of each Advance, the Borrower will be the sole owner of the whole of each Vessel, and there will not be any Liens, encumbrances, mortgages, security interests, charter, hire, towage, lightering, hauling or rental agreements, or any obligations, liabilities or claims affecting any Vessel, except the Charter and any others listed and described on Schedule 5.21 hereto or as may have been expressly disclosed in writing to Bank with reference to this Section. There have not occurred any events which have, do, will or could give rise to any liens, whether for damages arising out of tort, for wages, for necessaries, for general average, or for salvage (including contract salvage), or otherwise of a statutory, maritime or equitable nature, or Ordinary Maritime Liens.

                  (b) Citizenship and Eligibility for Documentation. The Borrower and Guarantor are each, and each shall continue to be, a citizen of the United States of America, as defined and within the meaning of 12 U.S.C. Section 12102, and a corporation established under the laws of the United States or of a State, whose president or other chief executive officer and chairman of its board of directors are citizens of the United States and no more of its directors are noncitizens than a minority of the number necessary to constitute a quorum, within the meaning of 46 U.S.C. Section 12102; and each Vessel is eligible for documentation and is a "documented vessel" as such term

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



is used in 46 U.S.C. Section 31322. Any charterer or sub-charterer shall be an eligible party to charter the Vessel in question under applicable law.

                  (c) Insurance. Insurance meeting the requirements of Section
6.4 of this Agreement is currently in force for each Vessel in which Borrower has an interest, Bank is an additional insured and loss payee with respect to each policy coverage as provided in Section 6.4 of this Agreement, and the premiums for all such insurance coverage have been prepaid for the current period.

                  (d) Certain Environmental Responsibilities. A COFR has been duly issued by the United States Coast Guard, and a Vessel Response Plan and a Spill Prevention and Contingency Plan is in force, with respect to each Vessel in which Borrower has an interest, all in compliance with applicable laws and regulations.

                  (e) Certain Regulatory Matters. None of the Vessels was built with Construction-Differential Subsidy under Title V of the Merchant Marine Act of 1936 (the "1936 Act"), none of the Vessels was built with government guarantees under Title XI of the 1936 Act, none of the Vessels is a "qualified agreement vessel" with respect to any Capital Construction Fund ("CCF") Agreement with MARAD, and no CCF monies have been used to pay for any portion of any Vessel's cost during construction or at delivery, nor have any withdrawals of CCF monies been made to pay any indebtedness with respect to any Vessel.

                  Section 5.22 Locations. The chief executive office of the Borrower and the Guarantor, all of the Borrower's assets and corporate books and records, and all books and records relating to any of the Collateral are located exclusively at their respective addresses first set forth above and at the additional locations identified in Schedule 5.22 hereto. The home port of each Vessel is Wilmington Delaware and each Vessel is employed only in U.S. coastwise trade.

                  Section 5.23 Interstate Commerce Act. The Borrower, Partners, each Vessel, and the operation of each Vessel as contemplated in the Charter, are exempt from regulation under the federal Interstate Commerce Act and the rules and regulations promulgated thereunder.



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                                   ARTICLE VI

                       Covenants and Continuing Agreements
                       -----------------------------------

                  Section 6.1 Affirmative Covenants. The Borrower and, as applicable, the Guarantor jointly and severally covenant that during the term of this Agreement, and so long as any Loan obligations are owed to Bank, it and they shall each:

                  (a) Information Reporting Requirements. Comply with each of the following:

                      (i) Annual Audit Reports. As soon as practicable, and in any event within 120 days after the close of each fiscal year of the Borrower and Guarantor, respectively, each shall furnish to the Bank fiscal year end balance sheets, statements of income, retained earnings and cash flow for the Borrower on a separate basis and for Guarantor and its Consolidated Subsidiaries, in each case on a Consolidated and consolidating basis, for such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, with the consolidated statements and balance sheet of Guarantor to be certified as being in conformity with GAAP by independent certified public accountants of recognized national standing selected by Guarantor and acceptable to Bank. The certificate or report of such accountants shall be free of exceptions or qualifications which Bank shall not have consented to in writing.

                      (ii) Quarterly Reports. As soon as practicable, and in any event within 60 days after the close of each of the first three quarters of each fiscal year of the Borrower and Guarantor, the Borrower and Guarantor shall furnish to the Bank unaudited Consolidated and consolidating period-end balance sheets, statements of income, retained earnings and cash flow for the Borrower and Guarantor and its Consolidated Subsidiaries, respectively, for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the same period or as of the same date during the preceding respective fiscal quarter, certified by an Authorized Financial Officer of the respective entity as presenting fairly the financial position of the Borrower and of Guarantor and its Consolidated Subsidiaries respectively as of the end of such fiscal quarter and the results of their operations and cash flow for such fiscal quarter, in conformity with GAAP.

                      (iii) Quarterly Compliance Certificates. Within 120 days after the end of each fiscal year and within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower and Guarantor, respectively, the Borrower and Guarantor shall each deliver to the Bank a certificate (the "Quarterly Compliance Certificate") dated as of the end of such fiscal year or quarter (signed on its behalf by an Authorized Financial Officer) in the form attached hereto as EXHIBIT A and made part hereof.

                      (iv) Accountants' Certificate. Each set of Consolidated statements and balance sheet delivered by Guarantor pursuant to Section 5.1(a) hereof shall be accompanied by a certificate or report dated the date of such statements and balance sheet by the accountants who certified such statements and balance sheet stating in substance that they have reviewed this Agreement and the Quarterly Compliance Certificates delivered by the Borrower and Guarantor as of the end of such fiscal year, and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or Potential Default or any inaccuracy in the Quarterly Compliance Certificate delivered by the Borrower and Guarantor as of the end of such fiscal year, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof.

                      (v) Other Reports and Information. Promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Bank a copy of (i) all regular or special reports or effective registration statements which Guarantor shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange (other than those in S-8 or any successor form), (ii) all reports, proxy statements, financial statements and other information distributed by Guarantor to its shareholders or the financial community in general, and (iii) any reports submitted to Guarantor by independent accountants in connection with any annual, interim or special audit.

                      (vi) Further Information. The Borrower and Guarantor will promptly furnish to the Bank such other information regarding the Borrower or Guarantor as the Bank may reasonably request.

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



                      (vi) Notice of Event of Default. Promptly upon becoming aware of any Event of Default or Potential Default, the Borrower and Guarantor shall give the Bank notice thereof, together with a written statement of an Authorized Financial Officer of the Borrower and Guarantor setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower or Guarantor with respect thereto.

                      (vii) Notice of Material Adverse Change. Promptly upon becoming aware thereof, Guarantor or the Borrower, as applicable, shall give the Bank notice about any material adverse change in the business, operations or financial condition of any of them, individually or all of them, taken as a whole.

                      (viii) Notice of Material Proceedings. Promptly upon becoming aware thereof, the Borrower or Guarantor, as applicable, shall give the Bank notice of the commencement, existence or written threat of any proceeding by or before any Official Body against or affecting it, which, if adversely decided, would have a material adverse effect on its business, operations or financial condition individually, or of all of them, taken as a whole, or on its ability to perform its obligations under the Loan Documents to which it is a party.

                      (ix) Notice of Other Material Defaults. Promptly upon becoming aware of any material default under any agreement or instrument to which the Borrower or Guarantor or any of their respective properties may be bound, the Borrower or Guarantor, as applicable, shall give the Bank notice thereof, together with a written statement of its chief financial officer, setting forth the details thereof if such agreement or instrument or the consequences of such default are material to its business, operations or financial condition individually, or of all of them taken as a whole.

                  (b) Visitation. Permit such persons as the Bank may designate to visit and inspect any of their respective properties, to examine and audit their respective books and records and to discuss their respective affairs with their respective officers, employees, independent accountants and independent engineers at such times and as often as the Bank may reasonably request.

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



                  (c) Payment of Taxes. Pay or discharge on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law); provided, however, that items of the foregoing need not be paid while being contested in good faith and by appropriate proceedings and if adequate reserves have been established with respect thereto to the extent required by GAAP.

                  (d) Notice of Tax Lien. Promptly give the Bank notice of the filing by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipality or other governmental agency of a Lien, levy or assessment of any unpaid taxes in the amount of $10,000.00 or more against the Borrower, or $100,000 or more against the Guarantor.

                  (e) Businesses and Properties. Maintain its current primary lines of business, and maintain its assets and properties in good condition and repair (normal wear and tear excepted), and pay and discharge or cause to be paid and discharged when due, the costs of repairs to or maintenance of the same; and notify Bank of any damage or casualties to any of its assets or properties which shall require repairs costing in excess of $250,000.00 or result in a reduction in value thereof, after repairs, in excess of $250,000.00, within ten (10) calendar days of the occurrence thereof, and of the scrapping, sale or other transfer or disposition of any Collateral not otherwise permitted hereunder.

                  (f) Environmental Considerations. Each Vessel shall only be operated in full compliance with an approved tank vessel response plan under OPA, any applicable industry standards and any applicable requirements of insurance coverage. The Borrower and Guarantor shall furnish to Bank, immediately upon receipt, a copy of any notice, summons, citation, lawsuit, injunction, claim, directive, letter of other written communication and pass on any oral communication, from any local, state or federal environmental agency or department or third party, which may result in a liability under any local, state or federal law or order.

                  (g) Qualifications; Licenses; Good Standing. Maintain their respective corporate existence and good standing and their respective qualifications or licenses to do business and their good standing in all jurisdictions in which the Laws thereof require the company and Guarantor, as applicable, to be so qualified or licensed, and the Borrower and Guarantor shall qualify or obtain licenses to do business in any additional jurisdictions in which the

Laws thereof require the Borrower or Guarantor to so qualify or be licensed in the future.

                  (h) Post-Closing Matters. At and after Closing, immediately upon request of Bank or any of its attorneys or agents, execute, deliver and file of record all such amendments, corrections and substitutions for the Notes, Vessel Mortgages, security agreements, financing statements or other Loan Documents, as Bank or its attorneys or agents may reasonably request to evidence and perfect the Security Interests, Vessel Mortgages and Rights intended to be given Bank in connection herewith and to give Bank Vessel Mortgages which meet the requirements for a first priority, perfected, preferred ship mortgage under applicable law.

                      (i) Places of Business; Location of Collateral and Records; Change of Name. Notify Bank in writing thirty (30) days in advance of (i) each change in the location of its Chief Executive Office, (ii) each change in any Location, (iii) any Location coming into existence hereafter, and (iv) any event involving a change in Borrower's or Guarantor's name; in each case providing Bank with (as applicable) Borrower's or Guarantor's full new legal name and, as filed, copies of corporate filings evidencing any name change, the full street mailing address of each new Location, and complete copies, on request, of all deeds, mortgages, leases, license, occupancy, storage, bailment or warehousing agreements, or the like, affecting Borrower's and any third persons' rights respecting any Collateral or books or records relating thereto.

                  (j) Notice of Pension-Related Events. If a Potential Default or an Event of Default shall have occurred and be continuing, then promptly after the Borrower, Guarantor, any Controlled Group Member, or any administrator of a Plan:

                      (i) receives the notification referred to in subsections
         (i), (iv), or (vii) of Section 7.1(g) hereof,

                      (ii) has knowledge of (A) the occurrence of a Reportable Event with respect to a Plan; (B) any event which has occurred or any action which has been taken to amend or terminate a Plan as referred to in subsections (ii) and (vi) of Section 7.1(g) hereof; (C) any event which has occurred or any action which has been taken which could result in complete withdrawal, partial withdrawal, or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan as referred to in subsection (vii) of Section 8.1(g) hereof; or (D) any action which has been taken in furtherance of, any agreement which has been entered into for, or any petition which has been filed with a United States district court for, the appointment of a trustee for a Plan as referred to in subsection (iii) of Section 7.1(g) hereof, or

                      (iii) files a notice of intent to terminate a Plan with the PBGC; or files with the Internal Revenue Service a request pursuant to Section 412(d) of the Code for a variance from the minimum funding standard for a Plan; or files a return with the Internal Revenue Service with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code for a Plan, furnish to the Bank a copy of any such notice received, request or petition filed, or agreement entered into; the most recent Annual Report (Form 5500 Series) and attachments thereto for the Plan; the most recent actuarial report for the Plan; any notice, return, or materials required to be filed with the Internal Revenue Service in connection with the event, action, or filing; and a written statement of the chief financial officer of the Borrower describing the event or the action taken and the reasons therefor.

                  (k) Information Regarding Environmental Matters. Provide or cause the Charterer or Operator to provide Bank the following:

                      (i) Immediately upon receipt, with complete copies of all notices from any local, federal or state prosecutorial or enforcement agency or environmental or occupational safety regulatory agency ("Environmental Regulator") notifying or alleging, that there exists or may exist a violation or potential violation, with respect to any Vessel, of any local, federal or state law, now or hereafter in force, regulating the handling labeling, custody, storing, transportation, discharge, disposal, release, treatment, processing or other disposition of Oil, petroleum byproducts, Hazardous Waste or other Hazardous Substances, chemicals, or similar substances now or hereafter subject to environmental or occupational safety regulation; and

                      (ii) Upon Bank's request from time to time, with complete copies of (i) any or all documents required to be filed or in fact filed, by Borrower with any Environmental Regulator, including but not limited to a vessel response plan and a spill prevention and contingency plan (ii) any or all material safety data sheets or other documents or data which applicable law or any Environmental Regulator now or hereafter requires Borrower to prepare, compile or maintain, and (iii) any and all documents and other information which applicable law or any Environmental Regulator require to be made available to employees, contractors, transferees, the local community, local government agencies or the public; (iv) any reports of Borrower's employees, consultants, advisors, engineers or others relating to Borrower's compliance with applicable environmental or occupational safety laws, or to the status or manner of disposal, discharge or release of any petroleum product or hazardous substance.

                  (l) Compliance with Laws. The Borrower and Guarantor shall each comply in all material respects with all Laws (including but not limited to ERISA, the Code, and any applicable tax Law, product safety Law, right-to-know, occupational safety or health Law, environmental protection or pollution control Law, hazardous waste or toxic substance management, handling or disposal Law) applicable to it, except to the extent that the failure to so comply would not have a material adverse effect on its business, operations or financial condition.

                  (m) Government Authorizations, etc. The Borrower shall obtain and maintain in force any and all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Official Body necessary or required in connection with execution and delivery of this Agreement and each of the other Loan Documents, and the consummation of the transactions herein or therein contemplated.

                  (n) Regulation U. The Borrower shall not use the proceeds of the Loan directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any such margin stock.

                  Section 6.2 Negative Covenants. The Borrower and, as applicable, the Guarantor, jointly and severally covenant that during the term of this Agreement, and so long as any Loan obligations are owed to Bank, neither of them shall:

                  (a) No Sales or Mergers. Merge or consolidate with any Person, or sell substantially all of its

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



assets to, or purchase substantially all of the assets of, any other Person; provided, however, that the foregoing prohibition shall not preclude acquisitions by Borrower or Guarantor of entities or assets in the same line of business as Borrower or Guarantor, respectively. Furthermore, there shall be no change in the voting control of the Borrower. Guarantor shall not sell, transfer, pledge, hypothecate or otherwise dispose of, whether by operation of law or otherwise, any of the capital stock in the Borrower.

                  (b) Contingent Liabilities Benefiting Third Parties. Neither Guarantor nor Borrower shall, nor shall either of them permit their respective Subsidiaries to, guarantee or otherwise, in any way, become liable with respect to the Debt of any other Person except (i) its Affiliates' obligations to Bank or any other lender to the extent otherwise permitted under this Agreement, (ii) by endorsement in the ordinary course of business of instruments or items of payment for deposit to the general account of the Borrower or Guarantor or for delivery to Bank on account of the obligations, and (iii) obligations to refund deposits held for third parties in the ordinary course of business. Bank shall be entitled to review, but shall not unreasonably withhold its consent to, the terms of any proposed guaranty, but in no event shall Bank be obligated to consent to, and neither Borrower nor Guarantor shall enter into, any guaranty which adversely affects any Collateral or Bank's interest therein.

                  (c) Prohibited Liens. Except for Permitted Liens, (i) cause or permit or (ii) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), Collateral to be subject to a third party interest or Lien.

                  (d) Location of Books and Records. Remove the Borrower's or Guarantor's books and records from the locations set forth on Schedule 5.22 hereto, unless (i) the Person intending to do so gives Bank written notice thereof and of the new location of said books and records and/or the Collateral at least thirty (30) calendar days prior thereto and (ii) the other office or location is within the continental United States of America.

                  (e) Sale of Collateral. Sell, assign, transfer or permit the sale, assignment or transfer of any Collateral, whether by operation of law or otherwise.

                  (f) Change of Address. Relocate the Borrower's or Guarantor's chief executive office from the address set forth at the beginning of this Agreement, unless (i) such Person intending to do so gives Bank at least thirty
(30) days written notice prior thereto and (ii) the other office is located within the continental United States of America.

                  (g) Interstate Commerce Act. Carry or permit to be carried on any Vessel any cargo or take or omit to take, or permit to be taken or omitted, any action if the carrying of such cargo or other commission or omission would cause the Borrower, the Vessel, Charterer or the operation of the Vessel pursuant to the Charters to be subject to regulation under the federal Interstate Commerce Act or the rules and regulations promulgated thereunder.

                  (h) No Subsidiaries or Ownership. Without the prior written consent of the Bank, the Borrower shall not establish, maintain, or own, directly or indirectly, legally, beneficially or otherwise, or be shareholder of, any other corporation, partnership, association, business trust or other entity.

                  (i) No Other Activities. Without the prior written consent of the Bank, the Borrower shall not engage, directly or indirectly, in any activities other than the ownership and operation of each Vessel and the chartering thereof under the Charter.

                  (j) Financial Maintenance Covenants.
                      -------------------------------

                      (i) Covenants Pertaining to Borrower.
                          --------------------------------

                          (a) Tangible Net Worth. Tangible Net Worth of the
                  Borrower shall at no time be less than (I) $2,000,000 or (II) 20% of the aggregate bona fide purchase price of the Vessels which have been acquired, whichever is greater, measured at the time of each Advance and at the end of each fiscal quarter thereafter (any time of reference is referred to herein for this purposes as a "Measuring Date".

                          (b) Indebtedness. The Borrower will not at any time
                  incur any Indebtedness other than that represented by the Loan and any Indebtedness to Guarantor.

                          (c) Coverage Ratio. Borrower's Coverage Ratio,
                  measured at December 31, 1997 and at the end of each subsequent fiscal quarter of Borrower, shall never be less than 1.25.

                      (ii) Covenants Pertaining to Guarantor.
                           ---------------------------------

                          (a) Coverage Ratio. Guarantor's Coverage Ratio,
                  measured at the end of each fiscal quarter of Guarantor, shall never be less than 1.75.

                          (b) Tangible Net Worth. Tangible Net Worth of
                  Guarantor shall not be less than $79,000,000.00 on the date of the First Closing. At the end of each fiscal quarter (any time of reference is referred to herein for this purpose as a "Measuring Date", the Tangible Net Worth of Guarantor shall not be less than an amount equal to the sum of (A) $79,000,000.00 plus (B) the sum of the Net Income Increments. For purposes of this Agreement, a "Net Income Increment" shall be calculated for each fiscal year of Guarantor commencing with the fiscal year ending December 31, 1998 and for each fiscal year shall be an amount (but not less than zero) equal to fifty percent (50%) of Guarantor's Consolidated Net Income for such fiscal year. For example, if Guarantor's Consolidated Net Income for the fiscal year ending December 31, 1998 were $1,000,000 the Net Income Increment attributable to that fiscal year would be $500,000; and if its Consolidated Net Income for the fiscal year ending December 31, 1999 were a loss of $50,000, the Net Income Increment attributable to that fiscal year would be zero; and in this example the minimum required Tangible Net Worth for Guarantor would be $79,500,000 for each Measuring Date beginning on December 31, 1998, through the Measuring Date on September 30, 2000.

                          (c) Funded Debt/EBITDA Ratio. Guarantor's Debt/EBITDA
                  Ratio, measured at the end of each fiscal quarter of Guarantor, shall never be greater than the following: (A) 3.75 at December 31, 1997 and thereafter through December 30, 1998;
                  (B) 3.25 at December 31, 1998 and thereafter through December 30, 1999; and (C) 2.75 at December 31, 1999 and thereafter.

                          (d) Additional Debt. Guarantor shall not incur any
                  Debt except such as (i) is consistent with Guarantor's compliance with the covenants of this Agreement and (ii) has an average maturity beyond the Maturity Date.

                  Section 6.3 Payment of Liens. Except for Permitted Liens and Liens (X) being contested in good

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



faith and (Y) for which, if Bank has so requested, the Borrower has established and is maintaining reserves satisfactory to the Bank, if the Borrower, at any time or times hereafter, shall fail (i) to pay and satisfy Liens when due or
(ii) obtain the release or discharge of any Lien, claim or encumbrance asserted against the Collateral within thirty (30) calendar days of the entry thereof, then Bank may, without waiving or releasing any obligation or liability of the Borrower or any Event of Default, in its sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such release or discharge and take any other action with respect thereto which Bank deems advisable. All sums so paid by Bank and any expenses shall be payable, upon demand, by the Borrower to Bank and shall be additional obligations hereunder secured by the Collateral.

                  Section 6.4 Insurance.
                              ---------

                  (a) The Borrower shall provide and maintain the following insurance on or with respect to each Vessel and the operation thereof:

                      (i) Subject to the provisions of the following sentence, marine navigating risk, hull and machinery insurance and war risk insurance (collectively, "Hull Insurance"), together with, at Borrower's option, such amounts of increased value and total loss only insurance as are permitted by such hull and machinery insurance policies. While any Vessel is idle or laid up, at the option of Borrower and in lieu of any of the insurance referred to in the preceding sentence, port risk hull and machinery insurance may be taken out on the Vessel by Borrower. Until the Obligations are fully-paid and performed, the foregoing insurance (including such increased value and total loss only insurance) shall be in amounts aggregating at all times not less than the greater of the Principal Balance or the Vessels' full commercial value. In any event, the amount of Hull Insurance need not be greater than the amount of coverage underwriters will write.

                      (ii) Marine protection and indemnity insurance and, at Borrower's option, excess protection and indemnity insurance and marine multi-liability insurance and, where appropriate or necessary, war risk insurance. In no event will the amount of protection and indemnity coverage be less than coverage customarily provided to members of Borrower's P&I club.

                      (iii) Insurance against liability under law or international convention arising out of pollution, spillage or leakage. Until the obligations are fully paid and performed, the foregoing insurance shall

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



         be against such risks and in such form as are, and the amount of such insurance shall be not less than such amounts as are, in the opinion of the insurance broker expressed in its most recent report delivered in accordance with, but subject to, the provisions of Section 6.4(f), necessary or advisable for the protection of the interests of the Borrower, Charterer and Bank.

                  (b) Additional Insurance. Borrower shall provide and maintain insurance to the extent obtainable on or with respect to the Vessels and the operation thereof, in addition to the insurance as set forth in Section 6.4(a), as follows:

                      (i) Mortgagee Single Interest Insurance on each Vessel and the other Collateral, if and to the extent required by Bank.

                      (ii) Insurance covering such other risks as Bank may from time to time request or consent to or Borrower may from time to time propose and which would be covered by prudent shipowners and managing agents, generally recognized as being among the best, in operating and maintaining similar United States flag vessels engaged in similar trades.

All insurance carried pursuant to this Section 6.4(b) shall, to the extent obtainable, be taken out in the names of the Borrower, the Operator, Charterer, Bank and such of Charterer's corporate Affiliates as Charterer shall designate, as named insureds as their interests may appear. Subject to the provisions of the next sentence, each policy in respect of such insurance shall contain provisions or endorsements waiving the insurer's right of subrogation against the Operator, Charterer, the Bank and, to the extent reasonably obtainable from the underwriter of such Policy, such of the respective corporate Affiliates of Borrower or Charterer as it shall designate, unless any such Person shall request that a waiver of subrogation in favor of it not be obtained, in which event it need not be. Any such waiver of subrogation shall not extend to the Operator, or any such corporate Affiliate of the Borrower, except in its capacity under the Charters.

                  (c) Obtaining Mandatory and Additional Insurance.
                      --------------------------------------------

                      (i) Subject to Section 6.4(c)(2), Charterer shall be entitled to direct and assist Borrower in placing all insurance carried pursuant to Section 6.4(a) and (b), and all such insurance shall be obtained by Borrower from such insurance underwriters, including protection and indemnity clubs, through such insurance brokers, in such maximum amounts, with such types and forms of coverage and subject to such deductibles as Charterer shall from time to time request and shall be reasonably acceptable to Bank; provided, however, that the Borrower shall not cancel any such existing insurance or place the same with different insurance underwriters or through different insurance brokers except (i) in connection with the expiration of such insurance or (ii) after the first anniversary of the placement or last renewal or extension of such insurance. Nothing contained in the foregoing provisions of this Section 6.4(c)(1) shall require Borrower to insure any Vessel as part of any fleet of vessels owned or operated by the Operator or its Affiliates.

                      (ii) The respective amounts of the liability insurance referred to in Section 6.4(a), carried on each Vessel shall not be limited to the respective minimum amounts thereof specified in such section, and Borrower will consult with Bank from time to time regarding the maximum amount thereof which will be carried on each Vessel and the respective maximum amounts in which the insurance carried pursuant to Section 6.4(b) will be obtained.

                  (d) Named Insureds.
                      --------------

                      (i) All insurance carried pursuant to Section 6.4(a) (and if applicable 6.4(b)) shall be taken out in the names of the Borrower, the Operator, such of Borrower's corporate affiliates as Borrower shall designate as named insureds, Charterer and such of Charterer's corporate Affiliates as Charterer shall designate as named insureds as their interests may appear. Bank shall be named as an additional insured on all protection and indemnity and pollution coverage and as loss payee on all hull and other property casualty insurance.

                      (ii) All insurance carried pursuant to Section 6.4(a) (and if applicable 6.4(b)) shall contain provisions or endorsements waiving the insured's right of subrogation against Borrower, the Operator, Charterer, Bank and, to the extent obtainable, such of their respective corporate Affiliates as Borrower and Charterer shall designate, unless any such Person shall request that a waiver of subrogation in favor of it not be obtained, in which event it need not be. Any such waiver of subrogation shall not extend to Borrower, the operator, or any such corporate Affiliate of Borrower except in its capacity under the Charters. The policies in respect of all such insurance shall provide that there shall be no recourse against the Bank, the

         Borrower, or the Operator for the payment of premiums, commissions, club calls, assessments or advances.

                      (iii) The policies in respect of all insurance carried pursuant to Section 6.4(a) and (b) shall provide that at least ten days prior notice shall be given to the Borrower, the Bank and Charterer by the underwriters of any cancellation for the non-payment of premiums, commissions, club calls, assessments or advances and, to the extent reasonably available from the underwriter of any such policy, such policy shall provide for at least 30 days' prior notice thereof. Hull Insurance shall include an endorsement which shall provide that the insurance cannot be canceled or materially changed without thirty (30) days prior written notice to Bank. Borrower shall request that its P&I Club shall give the Bank as much notice as possible of Borrower's failure to renew its entry in the Club, and in any event Borrower shall so notify Bank immediately if its entry in the Club is not renewed. If Borrower receives any notice referred to in the preceding sentences of this paragraph (3), Borrower shall promptly deliver a copy of such notice to Bank.

                      (iv) In the event that Bank shall be subject to a third-party claim arising out of risks covered by any insurance carried pursuant to Section 6.4(a) or (b), Borrower shall give Bank the benefit of such insurance, so far as the policies allow; provided, however, that, in the event Bank should have a claim against Borrower arising out of any such risk, Borrower shall reimburse Bank for such claim to the extent recovered from the underwriters concerned.

                  (e) Proofs of Loss. Borrower shall have the duty and responsibility to make proofs of loss and take any and all other steps necessary to effect collections from underwriters for any loss under any insurance carried pursuant to this Section 6.4 or carried by Charterer pursuant to the Charter.

                  (f) Insurance Reports.
                      -----------------

                      (i) Borrower shall furnish, or cause to be furnished, to the Charterer and Bank on the Closing Date and not later than April 1 of each year thereafter a detailed report, signed by Johnson & Higgins of PA, Inc. or another insurance broker satisfactory to the Charterer and Bank, describing the insurance carried on or with respect to each Vessel and the operation thereof, together with a hull valuation report or other survey and appraisal satisfactory to Bank and addressed to the Bank, provided by a professional valuation consultant or appraiser satisfactory to Bank, setting forth the full commercial value of each Vessel.

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



                      (ii) Such report shall state that, subject to Section 6.4(f)(3), in the opinion of such insurance broker, the insurance referred to in Section 6.4(a) carried on or with respect to the Vessel or Vessels in question or its or their operation is against such respective risks and in such respective forms as are, and the respective amounts of such insurance are not less than such amounts as are, necessary or advisable for the protection of the interests of the Charterer, Borrower and Bank. Such report shall further state that, subject to Section 6.4(f)(3), in the opinion of such insurance broker, all insurance carried pursuant to Section 6.4(a) is underwritten by satisfactory insurance companies, underwriters, associations or underwriting funds.

                      (iii) In connection with the opinions expressed pursuant to Section 6.4(f)(2), such report shall state that such opinions are based upon such insurance broker's experience as an insurance broker and its examination of information available to it concerning insurance carried by, shipowners and managing agents which it considers to be prudent and generally recognized as being among the best in operating and maintaining similar vessels engaged in similar trades, and such report may state one or more of the following matters:

                            (I) such opinions are not intended as a guarantee that the insurance referred to therein is necessarily in such amounts as may be adequate to protect the interests of Borrower, Charterer and Bank.

                            (II) such opinions should be relied on only as guides to Borrower, Charterer and Bank in making their respective business judgments as to the amounts of such insurance as would be prudent to be carried on each Vessel; and

                            (III) that by its acceptance of such report and except for the gross negligence or willful misconduct of such insurance broker each recipient thereof (i) waives any and all rights it may have against such insurance broker with respect to the opinion as to the amounts of the insurance referred to therein and (ii) thereby agrees that such insurance broker shall have no liability in connection with such opinion as to the amounts of such insurance.

                            (IV) Borrower will cause such insurance broker to agree (i) to advise Borrower,

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



         Charterer and Bank promptly of any default in the payment of any premium, commission, club call, assessment or advance required (whether for new insurance or for insurance replacing, renewing or extending existing insurance) and of any other act, omission or event of which such insurance broker has knowledge and which in its sole judgment (A) might invalidate or render unenforceable, or cause the cancellation or lapse or prevent the renewal or extension of, in whole or in part, any insurance carried pursuant to Section 6.4(a), (B) has or might result in any material modification of the terms of any such insurance or (C) has or might result in any such insurance not being in compliance with the applicable requirements of this Agreement and (ii) to furnish Borrower, Bank, and the Charterer from time to time, upon request, detailed information with respect to any of the insurance carried on or with respect to the vessel or the operation thereof.

                            (V) During any year Johnson & Higgins of PA, Inc. or the other insurance broker which is then acting pursuant to Section 6.4(f)(1) may (but shall not be obligated hereby to do so) furnish to the Borrower, Bank and Charterer a report, in addition to the report required pursuant to Section 6.4(f)(1), to the effect that, in the opinion of such insurance broker, the amount of any liability insurance referred to in Section 6.4(a) hereof then carried on any Vessel is either higher or lower than an amount (the "New Amount"), specified in such additional report, which is necessary or advisable for the protection of the interests of the Borrower, Bank or the Charterer. Any such additional report shall be subject to all the provisions of
         Section 6.4(f)(2). If any such additional report is received and the New Amount specified therein for any such insurance is higher than that then carried, Borrower shall obtain, as promptly as practicable, an additional amount of such insurance so that the amount thereof is at least equal to such New Amount. If any-such additional report is received and the New Amount specified therein for any such insurance is lower than that then carried, Borrower may reduce the amount of such insurance, so long as the reduced amount thereof is at least equal to such New Amount and, is not less than the minimum amount of such insurance required to be carried by such Section 6.4(a).

                  (g) Optional Insurance.
                      ------------------

                      (i) The Borrower shall ensure that any insurance obtained by Charterer on or with respect to each Vessel or the operation thereof does not conflict with or otherwise limit the insurance carried pursuant to Section 6.4(a) or (b) and contains provisions or endorsements waiving the insurer's right of subrogation against the Bank, Charterer, the operator, and the Borrower and, to the extent obtainable, such of their respective corporate Affiliates as Borrower and Charterer shall designate. The Borrower shall cause Charterer to furnish Borrower and the Bank with copies of all policies relating to insurance carried by the Charterer pursuant to the Charters.

                      (ii) Borrower may place, at Borrower's expense, any insurance on or with respect to any Vessels or the operation thereof as Borrower desires unless such insurance would conflict with or otherwise limit the insurance carried pursuant to Section 6.4(a) or (b). The loss payee or payees under such insurance shall be designated by the Borrower. Any such insurance so obtained by the Borrower shall contain provisions or endorsements waiving the insurer's right of subrogation against the Bank, Borrower, the operator, Charterer and, to the extent obtainable, such of their respective corporate Affiliates as Borrower and Charterer shall designate. The Borrower shall furnish Charterer and the Bank with copies of all policies relating to insurance carried by the Borrower pursuant to this Section 6.4(g)(2).

                  (h) Copies of Policies. Borrower shall furnish Charterer and Bank with certified copies of all policies required to be carried under this Agreement.

                  (i) Failure to Maintain. In the event the Borrower at any time hereafter shall fail to obtain or maintain, or cause to be obtained or maintained, any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Bank, without waiving or releasing any obligations or Event of Default hereunder, may at any time thereafter (but Bank shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Bank deems advisable. All sums so disbursed by Bank, including any related expenses and other charges relating thereto, shall be payable on demand to Bank and shall be additional Obligations hereunder secured by the Collateral.

                  Section 6.5 Casualty or Damage to Insured Property. Proceeds of insurance for casualty or damage to the Vessel shall be applied as provided in the Vessel Mortgage. Proceeds of insurance for casualty or damage to any other Collateral shall be applied as provided in the Vessel Mortgage to the extent applicable, and otherwise as the parties may agree in writing.

                                   ARTICLE VII

                                Events of Default
                                -----------------

                  Section 7.1 Events of Default. An "Event of Default" shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

                  (a) The Borrower shall fail to pay when due any principal under the Note; or

                  (b) The Borrower shall fail to pay when due any interest under the Note, any commitment fee or any other amount due hereunder or under the Note, any Vessel Mortgage or any other Loan Document, and such failure shall have continued for a period of five (5) Business Days; or

                  (c) Any representation or warranty made by the Borrower in this Agreement, any financial statement described in Section 3.1, or any exhibit attached hereto, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement not misleading); or

                  (d) The Borrower or Guarantor shall default in the performance or observance of any covenant contained in Section 6.2(j) hereof; or

                  (e) The Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement and such default shall continue for a period of fifteen (15) days after notice of such default from Bank (provided that if the default cannot be cured within 15 days and Borrower has commenced cure within said 15 day period, and so long as Borrower continuously and diligently pursues completion of said cure and in any event completes said cure within 60 days from said notice, an Event of Default shall not be deemed to exist; or

                  (f) The Borrower or Guarantor (i) shall default in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money of $250,000 or more beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded, or (ii) shall default (beyond any grace period with respect thereto) in the payment of any guaranty, surety or other Debt obligation exceeding $250,000, or (iii) shall default in the observance of any covenant, term or condition contained in any agreement or instrument by which such obligation or obligations is or are created, secured or evidenced if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

                  (g) The Bank shall determine in good faith (which determination shall be conclusive) that the potential liabilities associated with the events set forth in subsections (i) through (vii) below, individually or in the aggregate, could cause a material decline in the business operations or financial condition of the Borrower or of Guarantor or of the enterprise comprised of Guarantor and its Subsidiaries taken as a whole:

                      (i) The PBGC notifies a Plan pursuant to Section 4042 of ERISA by service of a complaint, filing of a law suit, or otherwise of its determination that an event described in Section 4042(a) of ERISA has occurred, a Plan should be terminated, or a trustee should be appointed for a Plan and, as to such Plan, the representation contained in Section 5.12(a) hereof is not then correct; or

                      (ii) Any action is taken to terminate a Plan subject to title IV of ERISA pursuant to its provisions or the plan administrator files with the PBGC a notice of intent to terminate a Plan in accordance with Section 4041 of ERISA and, as to such Plan, the representation contained in Section 5.12(a) hereof is not then correct; or

                      (iii) Any action is taken by a Plan administrator to have a trustee appointed for a Plan pursuant to Section 4042 of ERISA and, as to such Plan, the representation contained in Section 5.12(a) hereof is not then correct; or

                      (iv) A return is filed with the Internal Revenue Service, or a Plan is notified by the Secretary of the Treasury that a notice of deficiency under Section 6212 of the Code has been mailed, with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code; or

                      (v) A Reportable Event occurs with respect to a Plan; or

                      (vi) Any action is taken to amend a Plan to become an employee benefit plan described in Section 4021(b)(1) of ERISA, causing a Plan termination under Section 4041(e) of ERISA and, as to such Plan, the representation contained in Section 5.12(a) hereof is not then correct; or

                      (vii) The Borrower, Guarantor or any Controlled Group Member receives a notice of liability or demand for payment on account of complete withdrawal under Section 4203 of ERISA, partial withdrawal under Section 4205 of ERISA or on account of becoming secondarily liable for withdrawal liability payments under Section 4204 of ERISA (sale of assets); or

                  (h) One or more judgments for the payment of money shall have been entered against the Borrower, Guarantor or Partners which judgment or judgments exceed, in any instance, $100,000 beyond the amount of any insurance proceeds available to pay the same, and such judgment or judgments shall have remained undischarged, unstayed and not fully bonded for a period of thirty (30) consecutive days; or

                  (i) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against the Borrower or Guarantor or any of their respective properties which shall have remained undischarged, unstayed and not fully bonded for a period of thirty (30) consecutive days; or

                  (j) A proceeding shall have been instituted in respect of the Borrower or Guarantor:

                      (i) seeking to have an order for relief entered in respect of any of them or seeking a declaration or entailing a finding that any of them is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to any of them, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

                      (ii) seeking appointment of a receiver, trustee, custodian, liquidator, assignee, sequestrator or other similar official for any of them or of any substantial part of its or their property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

                  (k) The Borrower or Guarantor shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.1(j)(i) hereof or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in
Section 7.1(j)(ii) hereof or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing; or

                  (l) An "Event of Default" shall occur with respect to any Note, any Vessel Mortgage, the Guarantee, or any other Loan Document (as such term is defined therein).

                  (m) An event of default occurs with respect to any other present or future obligations owed (whether primarily or secondarily, immediately or contingently) by Borrower, Guarantor, Maritrans Holdings Inc., Maritank Inc. or Partners to Bank.

                  (n) The termination, material modification or expiration of any Charter, or any material breach by the Borrower under any Charter, or any material breach by Partners under any Operating Agreement.

                  (o) Use of all or any of the Loan proceeds other than for the purposes described in Section 2.1 hereof.

                                 ARTICLE VIII

                                   Remedies
                                   --------

                  Section 8.1 Occurrence of Event of Default. If an Event of Default shall occur and be continuing (provided, however, that there shall be no right of cure after acceleration of the Obligations), Bank may, but need not, do any one or more of the following:

                  (a) Acceleration. Declare the entire unpaid balance of the Obligations, or any part thereof, immediately due and payable, whereupon it shall be due and payable.

                  (b) Judgment. Reduce any claim to judgment.

                  (c) Foreclosure. Take such steps as Bank may deem appropriate to foreclose or otherwise enforce any Security Interest or Liens which may herein or at any time hereafter be granted to Bank to secure payment and performance of the Obligations, or to exercise such other judicial, self-help or other remedies as may be available under applicable law.

                  (d) Rights. Exercise any and all rights afforded by the Laws or the United States of America or the Commonwealth of Pennsylvania or any other jurisdiction, as Bank shall deem appropriate, including, but not limited to, the UCC or of such other jurisdiction or by any of the Loan Documents, or by law or equity, or otherwise.

                  (e) Vessel Mortgages. Exercise any and all of its rights under the Vessel Mortgages or any other agreement or agreements, without being deemed to have elected any remedy over another.

                  (f) Cross-Default to Other Debt. Declare an event of default under any agreements relating to any other obligations now or hereafter owing by Borrower or Guarantor or any of their affiliates to Bank in connection with the 1991 Financing.

                  (g) WARRANT OF ATTORNEY TO CONFESS JUDGMENT. IF AN EVENT OF DEFAULT SHALL OCCUR AND BE CONTINUING, GUARANTOR AND BORROWER EACH

HEREBY IRREVOCABLY AUTHORIZE AND EMPOWER ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR FOR GUARANTOR OR BORROWER, OR BOTH, IN ANY COURT OR COURTS IN AN APPROPRIATE ACTION THERE BROUGHT OR TO BE BROUGHT AGAINST GUARANTOR OR BORROWER, OR BOTH, AT THE SUIT OF BANK OR ANY SUCCESSOR TO ITS INTEREST UNDER THIS AGREEMENT, AND THEREIN TO CONFESS JUDGMENT AGAINST GUARANTOR OR BORROWER, OR BOTH, FOR ALL SUMS DUE BY BORROWER HEREIN TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S FEE FOR COLLECTION AS AFORESAID; AND FOR SO DOING THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. THIS WARRANT OF ATTORNEY SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED REPEATEDLY SO LONG AS ANY OBLIGATIONS REMAIN OWING BY GUARANTOR OR BORROWER, RESPECTIVELY, UNDER THIS AGREEMENT.

                  Section 8.2 Waivers. The acceptance by Bank at any time and from time to time of part payment on the obligations shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by Bank of any Default or Event of Default shall be deemed to be a waiver of any other then existing or subsequent Default or Event of Default. No delay or omission by Bank in exercising any Rights under the Loan Documents shall impair such Rights or be construed a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Rights preclude other or further exercise thereof, or the exercise of any other Rights under the Loan Documents or otherwise.

                  Section 8.3 Application of Proceeds. Any and all proceeds ever received by Bank from the exercise of any Rights shall be applied by Bank to the Obligations in such order and manner as Bank, in its sole discretion, may deem appropriate, notwithstanding any instructions to the contrary by the Borrower, and the Borrower shall remain liable to Bank for any deficiency.

                  Section 8.4 Cumulative Rights. All Rights available to Bank under the Loan Documents shall be cumulative of and in addition to all other rights granted to Bank at law or in equity, whether or not the Obligations be due and payable and whether or not Bank shall have instituted any suit for collection or other action in connection with the Loan Documents.

                  Section 8.5 Expenditures by Bank. Any reasonable sums spent by Bank pursuant to the exercise of any Right provided herein shall become part of the Obligations, except as otherwise provided by Law.


                                  ARTICLE IX

                                 Miscellaneous
                                 -------------

                  Section 9.1 Waiver. Neither this Agreement nor any provisions hereof may be changed, waived, discharged, or terminated, except by instrument in writing signed by the parties hereto.

                  Section 9.2 Benefit. Neither the Borrower nor Guarantor may transfer or assign its rights and obligations hereunder, and subject to such restriction, the provisions hereof shall extend to and be binding upon its successors and assigns. All covenants and agreements made by or on behalf of any of the parties hereto shall bind and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of, and be enforceable by, the holder or holders of the Note.

                  Section 9.3 Survival of Representations, Covenants and Warranties. All representations, covenants and or warranties herein contained or in any other instrument contemplated hereby shall survive the execution and delivery of this Agreement and the Note, and no investigation by Bank or the Closing shall affect the representations, covenants and/or warranties or the right of Bank to rely on and enforce them.

                  Section 9.4 Notices. Unless actual receipt is otherwise required by the specific provisions hereof, any notice or demand upon any party to this Agreement shall be deemed to have been effectively given or made when deposited in the mail, certified mail, postage prepaid, or when delivered by hand or, in the case of telegraphic notice, when delivered to the telegraph company or, in the case of telex or telecopy notice (if the recipient then is capable or receiving telex or telecopy notices), when sent, subject to receipt of any answer back (such telegraph or telex to be confirmed in writing) to the address set forth below (until another address shall have been designated in writing by the respective party to which such address relates):

The Borrower:                   Fort Mifflin Road
                                Philadelphia, PA  19153

The Guarantor:                  One Logan Square
                                Philadelphia, PA  19103
                                Attn:  Legal Department

Bank:                           Mellon Bank, N.A.
                                Mellon Bank Center, 1735 Market Street
                                P.O. Box 7899
                                Philadelphia, PA  19101-7899
                                Attn: Jonathan H. Sprogell, Vice President

with a copy to:                 Legal Department
                                Mellon Bank, N.A.
                                Mellon Bank Center, 1735 Market Street
                                P.O. Box 7899
                                Philadelphia, PA  19101-7899

and a copy to:                  David F. Scranton, Esquire
                                Stradley, Ronon, Stevens & Young
                                30 Valley Stream Parkway
                                Malvern, PA 19355


                  Section 9.5 Applicable Law. This Agreement, the Note and the other Loan Documents shall be deemed to have been made and to be performable in Philadelphia, Pennsylvania, and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and the applicable laws of the United States of America.

                  Section 9.6 Severability. Any section, clause or subsection, sentence, paragraph, or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal, or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the section, clause, subsection, sentence, paragraph or provision so held to be invalid, illegal or ineffective.

                  Section 9.7 Effect of Waiver. No consent or waiver, express or implied, by Bank of any breach of or deviation from any covenant, condition or duty of Borrower or Guarantor shall be deemed a consent or waiver to or of any breach of the same or any other covenant, condition or duty.

                  Section 9.8 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 9.9 Investment Representation. Bank hereby represents to the Borrower that Bank has acquired the Note in a commercial banking transaction without a view towards distribution; provided, however, that Bank reserves the right to sell, pledge, transfer, convey, hypothecate, grant participations, mortgage and dispose of either or both Notes (and the Liens and Security Interests securing either or both Notes) at some future date determined by it.

                  Section 9.10 Further Assurances. The Borrower and Guarantor agree that they will execute and deliver to Bank such additional agreements and instruments, in form and substance satisfactory to Bank's counsel, and do such further acts and things of any nature, whether similar to the acts enumerated above or not, as Bank or Bank's counsel may require or reasonably deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents or to better assure and confirm unto Bank its rights, powers and remedies under this Agreement and the other Loan Documents.

                  Section 9.11 Expenses and Legal Fees. Borrower and Guarantor will pay all fees and expenses arising in connection with this Agreement or any amendment hereto and the Closing of the transactions contemplated hereby including, but not limited to, all legal fees and out-of-pocket expenses incurred by Bank in the development, preparation, negotiation, filing and closing of the Loan Documents and the enforcement of Bank's rights hereunder and under the Loan Documents. The Bank's structuring, loan and or commitment fees attributable to the First Closing shall be paid at the First Closing, and any such fees of Bank attributable to the Second Closing shall be paid at the Second Closing. If any fees or expenses are not paid at a Closing or if they relate to an amendment or supplement to this Agreement, then they shall be payable on demand.

                  Section 9.12 Indemnity. Borrower hereby indemnifies, holds harmless, and upon request will defend Bank and its shareholders, officers, directors, employees, attorneys and agents, and their respective successors and assigns (collectively, the "Indemnified Parties") from and against any and all claims and liabilities to third parties, and will pay and reimburse to the Indemnified Parties all losses, payments, reasonable costs and expenses associated therewith, or with Bank's defense (including without limitation reasonable attorneys fees) which Bank may suffer, incur or be exposed to by reason of or in connection with or rising out of (i) the transactions evidenced by or referred to in or related to this Agreement, any of the Vessels, Vessel Mortgages, Charters, Operating Agreement, subcharters, or any of the Loan Documents, and (ii) any actions or omissions of any one or more of the Indemnified Parties which conforms with the terms of this Agreement or the other Loan Documents, or is in good faith and connected therewith or with the enforcement thereof; provided, however, that the Indemnified Parties shall not be indemnified, defended or held harmless for any consequential or indirect losses or damages, or any losses or damages which were caused by the Indemnified Parties' willful misconduct or gross negligence.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, effective as of the date first above written.

                                     BORROWER:
                                     --------

Attest:  (Seal)                      MARITRANS TANKERS INC.


 /s/ Walter T. Bromfield             By: /s/ John C. Newcomb
-------------------------                -------------------
Assistant Secretary                      Vice President


                                     BANK:
                                     ----

Witness:                             MELLON BANK, N.A.


/s/ David F. Scranton                By: /s/ Jonathan H. Sprogell
--------------------------               ------------------------
                                             Vice President

                                     GUARANTOR:
                                     ---------

Attest:                              MARITRANS INC.


/s/ Walter T. Bromfield              By: /s/ John C. Newcomb
-------------------------                -------------------------
Assistant Secretary                           Vice President

                                   Exhibit A

                   [Form of Quarterly Compliance Certificate]

To:       Mellon Bank, N.A.                               Date:_______, ____

Re:       Maritrans Tankers Inc. ("Borrower")
          Maritrans Inc. ("Guarantor")
          Credit Agreement dated as of October 17, 1997 (the "Credit Agreement")

Ladies and Gentlemen:

             This Quarterly Compliance Certificate is being delivered to you pursuant to the provisions of Section 6.1(a)(iii) of the Credit Agreement with respect to the fiscal [year][quarter] of [Borrower][Guarantor] ending on _______________. All terms used herein shall have the respective meanings ascribed thereto in the Credit Agreement.

             1. As of the date hereof [no Event of Default or Potential Default has occurred and is continuing.][the following Event[s] of Default or Potential Default[s] has/have occurred and is/are continuing:

             {Specifying in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrower and Partners}]

             2. Set forth below in reasonable detail are the information and calculations necessary to establish compliance with the provisions of Section 6.2(j) of the Credit Agreement:

             [Set forth detail]

             3. The signer is an Authorized Financial Officer of [Borrower] [Guarantor], and has personally reviewed the Credit Agreement. This certificate is based on an examination made by or under the supervision of the signer sufficient to assure that this certificate is accurate.


                                                ------------------------------
                                                [Print Name]
                                                [Title]

                                    Exhibit B

                    [Form of Interest Rate Selection Notice]


                                                              __________, 199_


[Addressed to Bank
 at Notice Address
 provided in Loan
 Agreement]


RE:  Maritrans Tankers Inc. - Credit Agreement dated October 17, 1997

Ladies and Gentlemen:

                      Reference is made to the Credit Agreement (the "Credit Agreement"), dated as of October 17, 1997, among Maritrans Tankers Inc. (the "Borrower"), Maritrans Inc. ("Guarantor") and Mellon Bank, N.A. All capitalized terms used herein which are not otherwise defined shall have the meanings set forth in the Credit Agreement.

                      The Borrower hereby notifies you, in accordance with
Section 2.4(b) of the Credit Agreement, of the following:

                      The Borrower selects the following Interest Option[s] to be in effect for the following Portion[s] of the Loan for the following respective Interest Rate Period[s] beginning and ending on the respective dates set forth below:

                      [Specify]



                                                     MARITRANS TANKERS INC.


                                                     By:_____________________
                                                     Chief Financial Officer

                                 SCHEDULE 5.4

                           Material Adverse Changes
                           ------------------------




                                     None.

                                 SCHEDULE 5.7

                               Litigation, Etc.
                               ----------------




                                     None.

                                 SCHEDULE 5.8

                           Existing Debt of Borrower
                           -------------------------




                                     None.

                                 SCHEDULE 5.11

       Exceptions to Representations and Warranties Regarding Tax Matters
       ------------------------------------------------------------------




                                     None.

                                 SCHEDULE 5.16

                             Other Material Facts
                             --------------------




                                     None.

                                 SCHEDULE 5.21

                           Matters Affecting Vessels
                           -------------------------

A.       As to Vessel PERSEVERANCE:

         1.  Bareboat Charter from Borrower to Charterer dated October 14, 1997

         2. Operating Agreement between Charterer and Operator dated October 14, 1997

         3. Time Charter from Charterer to Sun Company Inc. (R&M) dated October 14, 1997


B.       As to Vessel ALLEGIANCE:

         1.  Bareboat Charter from Borrower to Charterer dated October 14, 1997

         2. Operating Agreement between Charterer and Operator dated October 14, 1997

         3. Time Charter from Charterer to U.S. Department of the Navy, Military Sealift Command dated October 14, 1997

                                 SCHEDULE 5.22

                        Locations of Books and Records
                        ------------------------------

1. Fort Mifflin Road, Philadelphia, PA 19153 (Borrower's chief executive office)

2. One Logan Square, 26th Floor, Philadelphia, PA 19103 (Guarantor's chief executive office)

3. Offices of the Borrower at Guy N. Verger Blvd., Tampa, FL 33605

4. Mormac Marine Enterprises Inc., Three Landmark Square, Stamford, CT 06901

5. On board each Vessel